UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.       )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

SunLink Health Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

October 6, 2009

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders which will be held at 10:00 a.m., local time, on Monday, November 9, 2009, at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339.

The accompanying Notice of the Annual Meeting and Proxy Statement contain detailed information concerning the matters to be considered and acted upon at the meeting. The Company’s 2009 Annual Report to Shareholders is also enclosed.

We hope you will be able to attend the meeting.

Shareholders of record at the close of business on September 18, 2009 are entitled to vote at the annual meeting. Whether or not you plan to attend the meeting, we encourage you to read the proxy statement and vote as soon as possible. You may vote:

•	by following the Internet voting procedures described in these proxy materials;

•	by following the telephone voting procedures described in these proxy materials; or

•	by executing and returning the enclosed proxy card at your earliest convenience to ensure representation at the meeting.

Whether or not you plan to attend the meeting, please execute and return the enclosed proxy card at your earliest convenience to ensure representation at the meeting or vote via telephone or the Internet. If you later find you can attend the meeting, you may then withdraw your proxy and vote in person.

Sincerely,

ROBERT M. THORNTON, JR. President and Chief Executive Officer

SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 9, 2009

To the Shareholders of

SUNLINK HEALTH SYSTEMS, INC.:

The Annual Meeting of Shareholders of SUNLINK HEALTH SYSTEMS, INC. will be held at 10:00 a.m., local time, on Monday, November 9, 2009, at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, for the purpose of considering and voting upon:

1.	The election of four directors for a term of two years;

2.	To ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm for fiscal year 2010; and

To transact such other business that may properly come before the meeting.

Holders of record of the common shares of SunLink at the close of business on September 18, 2009 will be entitled to notice of and to vote at the meeting. You may vote by mail, telephone or the Internet to the extent described in the Company’s proxy statement. Internet and telephone voting for holders of record will conclude on the Sunday prior to the meeting.

Audited financial statements for the year ended June 30, 2009 and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations are included in Form 10-K, such portions of which are also contained in the Annual Report included with this communication.

To attend the annual meeting you must have valid proof of identification and other proof of beneficial ownership of SunLink Health Systems, Inc. shares (such as a brokerage statement reflecting your stock ownership) as of September 18, 2009.

Whether or not you expect to be present, please mark, sign, date and return the enclosed proxy promptly in the envelope provided or vote via telephone or the Internet. Giving the proxy will not affect your right to vote in person if you attend the meeting.

By order of the Board of Directors of SunLink Health Systems, Inc.
/s/ JAMES J. MULLIGAN
James J. Mulligan
Secretary
October 6, 2009

SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

PROXY STATEMENT

FOR 2009 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

We are providing these proxy materials to you in connection with the solicitation of proxies by the board of directors of SunLink Health Systems, Inc. for the 2009 Annual Meeting of Shareholders and for any adjournment or postponement of the annual meeting. In this Proxy Statement, we refer to SunLink Health Systems, Inc. as “SunLink,” the “Company,” “we” or “us.”

We are holding the annual meeting at 10:00 a.m. local time, on Monday, November 9, 2009, at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, and invite you to attend in person.

These proxy materials include:

•	Our proxy statement for the annual meeting; and

•	Our 2009 Annual Report to Shareholders, which includes our audited consolidated financial statements.

All shareholders will have the ability to access the proxy materials on a website referred to in these proxy materials.

We intend to mail this proxy statement and a proxy card to shareholders starting on or about October 6, 2009.

ABOUT THE MEETING

At our annual meeting, our shareholders will act upon the matters outlined in the accompanying notice of meeting. The scheduled matters to be acted upon at the 2009 annual meeting are the election of four directors and the ratification of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm. In addition, our management will report on our performance during fiscal year 2009.

VOTING INFORMATION

All shares represented by properly executed proxies received by the board of directors pursuant to this solicitation will be voted in accordance with the shareholder’s directions specified in the applicable voting instructions or proxy card. If no directions have been specified during Internet or telephone voting or by marking the appropriate places on physical proxy card, the shares will be voted in accordance with the board’s recommendations which are:

•	FOR the election of Robert M. Thornton, Jr., Dr. Steven J. Baileys, Michael W. Hall and Gene E. Burleson as directors of the Company for a term of two years.

•	FOR ratification of the appointment of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent registered public accounting firm for fiscal 2010.

A shareholder signing and returning a proxy has power to revoke it at any time prior to its exercise by delivering to the Company a later-dated proxy or by giving notice to the Company in writing or at the meeting, but without affecting any vote previously taken.

Record Date

You may vote all shares that you owned as of September 18, 2009, which is the record date for the annual meeting. On September 18, 2009, we had 8,049,682 common shares outstanding. Each common share is entitled to one (1) vote on each matter properly brought before the meeting.

Ownership Of Shares

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us, give your voting instructions by telephone or by the Internet directly to us, or vote in person at the annual meeting. If you hold your shares in a brokerage account or through a bank or other holder of record, you hold the shares in “street name,” and your broker, bank or other holder of record is sending these proxy materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form over the Internet or telephone, as provided to you by the holder of record, or by filling out a voting instruction form from your broker that accompanies your proxy materials. Regardless of how you hold your shares, we invite you to attend the annual meeting.

Electronic Availability

In compliance with the Securities and Exchange Commission’s proxy rules our Proxy Statement and Annual Report to Shareholders are available at www.proxyvote.com, a website established specifically for access to such materials. Such materials are also available on the Company’s website at www.sunlinkhealth.com.

How To Vote

Your Vote Is Important. We encourage you to vote promptly. Internet and telephone voting is available through 11:59 p.m. Eastern Standard time on Sunday, November 8, 2009 for all shares held of record. You may vote in one of the following ways:

By Telephone: If you are a holder of record located in the U.S., you can vote your shares by calling the toll-free telephone number provided on your proxy card or, if you are an owner in street name, by calling the toll-free number provided in the instructions from your broker. You may vote by telephone 24 hours a day. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card.

By Internet: If you are a holder of record you can also vote your shares by using the Internet. Your proxy card indicates the website you need to access Internet voting. You may vote on the Internet 24 hours a day. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. If you are an owner in street name, please follow the Internet voting instructions from your broker. You may incur telephone and Internet access charges if you vote on the Internet. If you vote by Internet, you do not need to return your proxy card.

By Mail: If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in street name, please complete and mail the voting instruction card.

At The Annual Meeting: If you vote your shares now, it will not limit your right to change your vote at the annual meeting if you attend in person. However, if you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote your shares at the meeting.

All shares that have been properly voted and not revoked will be voted at the meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted as the board of directors recommends.

Revocation Of Proxies: You can revoke your proxy at any time before your shares are voted if you: (1) submit a written revocation to our Secretary; (2) submit a later-dated proxy (or voting instructions if you hold shares in street name); (3) provide subsequent telephone or Internet voting instructions; or (4) vote in person at the meeting.

Quorum And Required Vote

Quorum: We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the shares that are entitled to vote are present at the Meeting, either in person or by proxy.

Votes Required For Proposal: To elect directors a plurality of the votes cast is required. To ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent registered public accounting firm a majority of votes cast is required.

Broker Vote On Routine And Non-Routine Proposals: If you hold your shares in a bank or brokerage account, you should be aware that if you fail to instruct your bank or broker how to vote within 10 days of the meeting, the bank or broker is permitted to vote your shares in its discretion on your behalf on routine items. NYSE Amex rules determine whether proposals presented at the shareholder meetings are routine or not routine. The election of the 2009 slate of directors and ratification of the independent public accounting firm are considered routine items.

While banks and brokers have historically cast their votes on routine items in support of management in the absence of instructions from their clients, some firms are now casting uninstructed votes in the same proportion as their clients’ instructed votes, giving, in effect, investors who provide voting instructions to brokers an opportunity to disproportionately influence the outcome of proxy voting. Thus, if you want to assure that your shares are voted in accordance with your wishes on Items 1 and 2, the routine matters in this proxy statement, you should complete and return your voting instruction form before October 28, 2009.

On July 1, 2009, the SEC approved proposed amendments to NYSE Rule 452 and of corresponding NYSE Listed Company Manual Section 402.08 that eliminates broker discretionary voting on the election of directors of shares held in client accounts when the broker has not timely received voting instructions from the client. The amendment is applicable to proxy voting by NYSE member-firm brokers, and effects all public companies regardless of the exchange upon which their securities are listed or traded, except for companies registered under the Investment Company Act of 1940, with respect to stockholder meetings held on or after January 1, 2010.

How We Count Votes: In determining whether we have a quorum, we count abstentions and broker non-votes as present and entitled to vote.

•

In counting votes on the election of directors, we do not count abstentions or broker non-votes, if any, as votes cast for the election of directors, but we do count votes withheld for one or more nominees as votes cast.

•	In counting votes on the ratification of the independent public accounting firm, we do not count abstentions or broker non-votes, if any, as votes cast.

CORPORATE GOVERNANCE

Our business is managed by the Company’s employees under the direction and oversight of the board of directors. Except for Mr. Thornton, none of our board members is an employee of the Company. The board limits membership on the audit committee, executive compensation committee (referred to in this proxy statement as the “compensation committee”) and strategic alternatives committee to independent non-management directors. We keep board members informed of our business through discussions with management, materials we provide to them, visits to our offices and facilities and their participation in board and board committee meetings.

The board of directors has adopted charters for the standing board committees, resolutions governing the process for identification and nomination of candidates for the board, and the Company’s code of ethics, known as the SunLink Health Systems, Inc. Code of Conduct. These documents, together with the Company’s Articles of Incorporation and Code of Regulations, provide the framework for the governance of the Company. Our Code of Conduct is applicable to our directors and our employees, including our principal executive officer and principal financial officer. Members of our board are required to certify compliance with our Code of Conduct. Any amendment to or waiver of our Code of Conduct for any board member, our chief executive officer, our chief financial officer as well as any other executive officer as well as our comptroller and other accounting officer will be disclosed on our website, www.sunlink.com.

A complete copy of the charters of the board committees, the resolutions governing the process for identification and nomination of candidates for the board and the Code of Conduct for employees, as in effect from time-to-time, may be found on the Company’s website at www.sunlinkhealth.com. Copies of these materials are also available to shareholders without charge upon written request to the Secretary of the Company.

Summary Of The Corporate Governance Principles

Independence

A majority of the board of directors is required to consist of independent, non-management directors who meet the criteria for independence required by NYSE Amex. Under such rules, a director is independent if he or she does not have a material relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board annually evaluates each board member’s independence.

The board of directors has determined that as of September 18, 2009 six (6) of the Company’s eight (8) incumbent directors are independent under these guidelines: Ms. Brenner and Messrs. Baileys, Burleson, Ford, Hall and Turner. Mr. Thornton, as a management director, also participates in the board’s activities and provides valuable insights and advice. Each member of our audit and compensation committees is an independent director both under the general definition for board independence as well as any separate independence criteria for service on the applicable committee whether required by the SEC, NYSE Amex or SunLink. Independence requirements for committee service are set forth in the respective committee charters.

The non-management directors meet periodically in executive session without the management director present. The executive sessions of non-management directors are presided over by the director who is the chairperson of the committee responsible for the issue being discussed. General discussions, such as the review of the Company’s overall performance, are presided over by the chairperson or a director elected by a majority of the non-management directors.

Business Combinations

In the event SunLink receives any formal written offer to purchase more than 20% of SunLink’s outstanding common stock, such proposal is required to be evaluated by the board of directors, who have delegated the evaluation of such offer(s) to the strategic planning committee of the board of directors. Such committee is required to be comprised of a majority of independent directors and currently is comprised solely of outside directors. The committee has established three criteria for any takeover proposal it considers: (1) adequate price both in light of current market conditions and also consistent with its longer view of the intrinsic value of SunLink, (2) certainty of financing, and (3) minimum execution risk. The strategic planning committee may retain such legal and financial advisors as it may deem necessary to advise it and the board in respect of any offer or other proposal.

In the event of any proposed business combination involving SunLink, the compensation committee is authorized to retain an independent financial advisor to evaluate and make recommendations to the compensation committee concerning any severance or retention package proposed for any of SunLink’s officers or directors in connection with any proposed business combination. The compensation committee will evaluate any such proposals in light of existing severance benefits and the financial effect of any existing or additional benefits.

Director Share Ownership

SunLink believes that each director should have a personal investment in the Company. Each outside director (or future outside director, as the case may be) is required to own at least one thousand (1,000), common shares of SunLink. Each outside director (or future outside director, as the case may be) must maintain ownership of such number of common shares until such outside director ceases to serve as a member of the board. Each of our incumbent directors has complied with such ownership requirement since at least July 1, 2008.

Annual Meeting Attendance

The board of directors encourages all its members to attend the annual meeting of shareholders. In November 2008, all director nominees and all continuing directors were personally present at the annual meeting of shareholders, except Ms. Brenner, Dr. Baileys and Mr. Mills who attended by teleconference.

Communications By And With Directors

In connection with the proper discharge of their duties, our independent non-management directors have access to individual members of management or to other employees of the Company on a confidential basis. Likewise, in connection with the discharge of their duties, non-management directors — as authorized by the board or a committee thereof — also have access to Company records and files, and our directors may contact other directors without informing Company management of the purpose or even the fact of such contact.

The board of directors has provided a means by which shareholders, employees or other interested persons may send communications to the board or to individual members of the board. Such communications, whether by letter, e-mail or telephone, should be directed to the Secretary of the Company at SunLink Health Systems, Inc., Office of Corporate Secretary, 900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia 30339. Our corporate secretary will forward communications to the intended recipients. However, unsolicited advertisements or invitations to conferences or promotional material, in the discretion of the Secretary or his designee, may not be forwarded to the directors.

If a shareholder wishes to communicate to the chairperson of the audit committee about a concern relating to the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the chairperson of the audit committee in care of the Company’s Secretary at our headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern likewise should be submitted in writing to the chairperson of the audit committee in care of the Company’s Secretary at our headquarters address. If the shareholder is unsure as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of the Company’s Secretary.

The Company’s “whistleblower” policy prohibits the Company or any of its employees from retaliating or taking any adverse action against anyone for raising a concern. If a shareholder or employee nonetheless prefers to raise his or her concern in a confidential or anonymous manner, the concern may be directed to the Office of Technical and Compliance Services at the Company’s headquarters or by telephone at 1-866-244-5952. The Vice President for such services or his designee will refer the concern to the compliance committee, or if appropriate, the chairperson of the audit committee, who will assure that the matter is properly investigated.

Related Party Transactions

The Company is subject to a variety of prohibitions on, or approval procedures with respect to, related party transactions.

First, the Company is subject to certain NYSE Amex requirements which require shareholder approval of certain related party transactions.

Second, the Company’s Code of Conduct prohibits related party transactions which could give rise to a conflict of interest. A related party transaction must be approved by the Company’s compliance committee, or, in the case of a member of the board of directors and/or an executive officer, such related party transaction must be approved by the Company’s audit committee, with such action reported to the Company’s independent directors.

OWNERSHIP OF OUR COMMON SHARES

Common Shares Owned By Management And Certain Beneficial Owners

The following table sets forth, as of September 18, 2009 (unless otherwise indicated in the footnotes), certain information with respect to our common stock owned beneficially by each director, by each nominee for election as a director, by each “named executive officer”, by all directors, nominees and named executive officers as a group and by each person known by us to be a beneficial owner of more than 5% of our outstanding common stock. Except as noted in the footnotes, each of the persons listed has sole investment and voting power with respect to the shares of common stock included in the table.

	Common Shares Beneficially Owned As of September 18, 2009
Name(1)	Number(2)		% of Class(3)
Robert M. Thornton, Jr. Director, Chairman, President and Chief Executive Officer	431,924	(4)	5.4

Mark J. Stockslager Chief Financial Officer and Principal Accounting Officer	98,264		1.2

Harry R. Alvis Chief Operating Officer	103,050	(5)	1.3

George D. Shaunnessy President, SunLink ScriptsRx, LLC (formerly SunLink Homecare Services, LLC)	61,000	(6)	*

Jerome D. Orth Vice President, Technical and Compliance Services	33,982	(7)	*

Jack M. Spurr, Jr. Vice President, Hospital Financial Operations	19,416	(8)	*

Dr. Steven J. Baileys Director	634,222	(9)	7.8

Karen B. Brenner Director	231,959	(10)	2.9

Gene E. Burleson Director	89,350	(11)	1.1

C. Michael Ford Director	79,607	(12)	1.0

Michael W. Hall Director	37,707	(12)	*

Howard E. Turner Director	265,044	(12)	3.3

Christopher H. B. Mills Director	1,287,157	(13)(14)	16.0

Berggruen Holdings North America Ltd.	704,039	(15)	8.7

Directors, Nominees and Executive Officers as a group (13 persons)	3,372,682	(16)	40.5

*	Less than 1%

(1)	The address of the named director or officer is c/o SunLink Health Systems, Inc., 900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia 30339.

(2)

Information with respect to beneficial ownership is based upon information furnished by each owner unless otherwise indicated. None of the shares beneficially owned by the named officers and directors are the subject of any pledge agreement or arrangement or margin account.

(3)

The percent of our outstanding common stock owned is determined by assuming that in each case the person only, or group only, exercises his, her or its rights to purchase all shares of our common stock underlying stock options that are exercisable as of September 18, 2009, or that will become exercisable within 60 days after that date.

(4)	Includes 160,584 shares owned by CareVest Capital, LLC (“CareVest”). Mr. Thornton owns 100% of the outstanding voting interests of CareVest.

(5)	Includes 16,300 shares that may be acquired under options exercisable within 60 days of September 18, 2009.

(6)	Includes 60,000 shares that may be acquired under options exercisable within 60 days of September 18, 2009.

(7)	Includes 10,000 shares that may be acquired under options exercisable within 60 days of September 18, 2009.

(8)	Includes 19,416 shares that may be acquired under options exercisable within 60 days of September 18, 2009.

(9)

Includes 29,607 shares that may be acquired under options exercisable within 60 days of September 18, 2009. Also includes 346,249 shares held by Beilihis Investments, LLC (“Beilihis”), which is a private investment firm. Dr. Baileys is the managing member of Beilihis.

(10)

Includes 29,607 shares that may be acquired under options exercisable within 60 days of September 18, 2009. Also includes 137,175 shares held by Fortuna Asset Management, LLC (“Fortuna”), which is an investment advisory firm. Ms. Brenner is the president of Fortuna. Ms. Brenner’s ownership information also includes 65,177 shares which are owned by Ms. Brenner and her immediate family and related entities.

(11)	Includes 22,107 shares that may be acquired under options exercisable within 60 days of September 18, 2009.

(12)	Includes 29,607 shares that may be acquired under options exercisable within 60 days of September 18, 2009.

(13)	Includes 4,857 shares that may be acquired under options exercisable within 60 days of September 18, 2009.

(14)

Includes aggregate holdings under a joint filing on a Schedule 13D dated December 18, 2006 by North Atlantic Value, LLP, Christopher H. B. Mills, American Opportunity Trust, John W. Gildea, Gildea Management Company and Axia Value Partners (collectively, “the Group” ). The following information is based solely on such filing. The Group as joint filers disclaims the existence of a “group” under Rule 13d-3. North Atlantic Value, LLP, is a limited liability partnership organized under the laws of England with its principal office and business at Ryder Court, 14 Ryder Street, London SW1Y 6QB England. Trident North Atlantic Fund is an open-ended investment company incorporated in the Cayman Islands with its principal office and business at P.O. Box 309, Ugland House, George Town, Grand Cayman, Cayman Islands. Trident North Atlantic Fund is a publicly held regulated mutual fund. Mr. Mills serves as a director of Trident North Atlantic Fund and North Atlantic Value serves as an investment adviser to Trident North Atlantic Fund. Mr. Mills is a British citizen whose business address is Ryder Court, 14 Ryder Street, London SW1Y 6QB England. Trident Holdings (“Trident Holdings”) is an open-ended investment company incorporated in the Cayman Islands with its principal office and business at P.O. Box 1350GT, 75 Fort Street, George Town, Grand Cayman, Cayman Islands. High Tor Limited (“Trident High Tor”) is a corporation organized under the laws of the Cayman Islands with its principal office and business at P.O. Box N-4857, Unit No. 2, Cable Beach Court, West Bay Street, Nassau, The Bahamas. American Opportunity Trust is a corporation organized under the laws of England with its principal office and business at Ryder Court, 14 Ryder Street, London SW1Y 6QB England. North Atlantic Smaller Companies Investment Trust (“NASCIT”) is an investment limited liability company organized under the laws of England with its principal office and business at Ryder Court, 14 Ryder Street, London SW1Y 6QB England. Gildea Management Company is a corporation organized under the laws of the State of Delaware with its principal office and business address at PO Box 938, 65 Vitti Street, New Canaan, Connecticut. John W. Gildea is a U.S. citizen whose principal business address is PO Box 938, 65 Vitti Street, New Canaan, Connecticut. Axia Value Partners LLC (“Axia Value Partners”) is a limited liability company organized under the laws of the State of Delaware with its principal office and business address at PO Box 938, 65 Vitti Street, New Canaan, Connecticut. North Atlantic Value is the investment manager and/or investment adviser to each of American Opportunity Trust, Trident North Atlantic Fund, Trident Holdings, Trident High Tor and its private clients and as such it has the authority to vote or dispose of the common stock. Mr. Mills is the Chief Executive Officer of American Opportunity Trust. Mr. Mills is also a partner of North Atlantic Value.

Gildea Management Company is the investment manager to Axia Value Partners and as such it has the authority to vote or dispose of the Company’s common shares owned by Axia Value Partners. John W. Gildea is a managing director of Gildea Management Company and is also a director of American Opportunity Trust. The aggregate number and percentage of the outstanding common shares of the Company reported by the Group to be beneficially owned by each Group and to the knowledge of the Group, by each other person who may be deemed to be a member of the Group is as follows:

Group Member	Aggregate Number of Shares	Number of Shares: Sole Power to Vote	Number of Shares: Shared Power to Vote	Number of Shares: Sole Power to Dispose	Number of Shares: Shared Power to Dispose	Approximate Percentage
North Atlantic Value	1,282,300		1,282,300		1,282,300	15.9%
Christopher H. B. Mills	1,282,300		1,282,300		1,282,300	15.9%
American Opportunity Trust	302,844		302,844		302,844	3.8%
Trident North Atlantic Fund	239,302		239,302		239,302	3.0%
Trident Holdings	123,670		123,670		123,670	1.5%
Trident High Tor	29,084		105,000		105,000	0.4%
John W. Gildea	107,800	2,800	105,000	2,800	105,000	1.3%
Gildea Management Company	105,000		105,000		105,000	1.3%
Axia Value Partners	105,000		105,000		105,000	1.3%

(15)

Represents aggregate holdings under a joint filing on Schedule 13D dated March 25, 2008 by Berggruen Holdings North America Ltd., Medici I Investments Corp., Berggruen Holdings Ltd., Tarragona Trust, Nicholas Berggruen, Resurgence Health Group, LLC, Philip H. Eastman and Anne S. Thompson. The following information is based solely on such filing. Berggruen Holdings North America Ltd., is a British Virgin Islands (“BVI”) international business company, with its principal office at 1114 Avenue of the Americas, 41st Floor, New York, New York, and is a direct, wholly owned subsidiary of Medici I Investments Corp., a BVI company, with its principal office at 1114 Avenue of the Americas, 41st Floor, New York, New York, which is a direct, wholly owned subsidiary of Berggruen Holdings Ltd., a BVI international business company (“Berggruen Holdings”) with its principal office at 1114 Avenue of the Americas, 41st Floor, New York, New York. All of the shares of Berggruen Holdings are owned by Tarragona Trust, a BVI trust (“Tarragona”) with its principal office at 9 Columbus Centre, Pelican Drive, Road Town, Tortola, British Virgin Islands. The trustee of Tarragona is Maitland Trustees Limited, a BVI corporation acting as an institutional trustee in the ordinary course of business. Mr. Berggruen is a U.S. citizen whose principal business address is 1114 Avenue of the Americas, 41st Floor, New York, New York. Mr. Berggruen is a director of Berggruen Holdings. Resurgence Health Group, LLC, a Georgia limited liability company (“Resurgence”) with its principal office at 1400 Buford Highway, Building R-3, Sugar Hill, Georgia. Mr. Eastman is a U.S. citizen whose principal business address is 1400 Buford Highway, Building R-3, Sugar Hill, Georgia. Mr. Eastman is the chief executive officer of Resurgence.

Ms. Thompson is a U.S. citizen whose principal business address is 1400 Buford Highway, Building R-3, Sugar Hill, Georgia. Ms. Thompson is the chief operating officer of Resurgence.

(16)	Includes 280,715 shares that may be acquired under options exercisable within 60 days of September 18, 2009.

ITEM 1 TO BE VOTED ON BY SHAREHOLDERS

Item 1–Election Of Directors

The Company’s board of directors is presently comprised of eight (8) members. One class of directors is normally elected at each annual meeting of shareholders for a term of two (2) years. At the 2009 annual meeting, shareholders will elect four (4) directors who will hold office until the annual meeting of shareholders in 2011. The board of directors has nominated Robert M. Thornton, Jr., Dr. Steven J. Baileys, Michael W. Hall and Gene E. Burleson for re-election as directors for terms of office of two (2) years.

It is the intention of the proxy agents named in the proxy, unless otherwise directed, to vote such proxies for the election of Robert M. Thornton, Jr., Dr. Steven J. Baileys, Michael W. Hall and Gene E. Burleson. Should any of such nominees be unable to accept the office of director, an eventuality which is not anticipated, proxies may be voted with discretionary authority for a substitute nominee or nominees designated by the board of directors.

The board of directors unanimously recommends a vote “FOR” the election of Robert M. Thornton, Jr., Dr. Steven J. Baileys, Michael W. Hall and Gene E. Burleson.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Identification Of Directors

The following table sets forth certain information about the nominees for election and the directors whose terms of office will continue after the meeting.

Current Nominees:	Name and Offices Presently Held with Company	Director Since
Robert M. Thornton, Jr.	Director, Chairman, President and Chief Executive Officer	1996
Dr. Steven J. Baileys	Director	2000
Michael W. Hall	Director	2001
Gene E. Burleson	Director	2003

Directors Whose Term of Office Expires in 2010:	Name and Offices Presently Held with Company	Director Since
Karen B. Brenner	Director	1996
C. Michael Ford	Director	1999
Howard E. Turner	Director	1999
Christopher H. B. Mills	Director	2007

Certain information concerning each person listed in the above table, including his or her principal occupation for at least the last five (5) years, is set forth below.

Robert M. Thornton, Jr., 60, has been Chairman and Chief Executive Officer of the Company since September 10, 1998, President since July 16, 1996 and was its Chief Financial Officer from July 18, 1997 through August 31, 2002. From October 1994 to the present, Mr. Thornton has been a private investor and, since March 1995, has been Chairman and Chief Executive Officer of CareVest Capital, LLC, a private investment and management services firm. Mr. Thornton was a director of and held various executive offices with Hallmark Healthcare Corporation from October 1989 until Hallmark’s merger with Community Health Systems, Inc. in October 1994.

Dr. Steven J. Baileys, 55, is a private investor and was Chairman of the Board of Directors of SafeGuard Health Enterprises, Inc., a public dental care benefits company, from July 1995 to June 2004. Dr. Baileys was Chief Executive Officer of SafeGuard from April 1995 to February 2000, its President from December 1981 until May 1997, and it’s Chief Operating Officer from December 1981 until April 1995. Dr. Baileys is licensed to practice dentistry in the State of California.

Michael W. Hall, 60, is a private investor and was Chairman and Chief Executive Officer of Pyramed Health System, Inc., a healthcare consulting firm, from August 1996 through March 2001. From April 1991 to August 1996, Mr. Hall was Chief Operating Officer and Executive Vice President of Southern Health Management Corporation, a healthcare management company specializing in rural healthcare. Prior to its sale to NetCare Health Systems, Inc., in 1996, Southern Health Management Corporation owned three of SunLink’s seven current hospitals.

Gene E. Burleson, 68, is a private investor and was a director of HealthMont Inc., a Tennessee corporation, from its inception in September 2000 until its acquisition by SunLink in October 2003. Mr. Burleson previously was an officer and/or director of Mariner Post-Acute Network, Inc., a diversified provider of long-term and specialty health care services, Vitalink Pharmacy Services, Inc. and American Medical International, Inc., an acute-care hospital company and a predecessor to Tenet Healthcare Corporation. Mr. Burleson currently is the Chief Executive Officer and Chairman of the Board of Directors for Echo Healthcare Acquisition Corp., a blank check company formed to acquire domestic or international operating businesses in the healthcare industry. Mr. Burleson also serves on the Board of Directors of Prospect Medical Holdings, Inc., a provider of management services to independent physician associations, Deckers Outdoor Corporation, a shoe manufacturer, and various other privately held companies.

Karen B. Brenner, 57, has been President of Fortuna Asset Management, LLC, an investment advisory firm located in Newport Beach, California, since 2000. Fortuna Asset Management, LLC succeeded to the business of Fortuna Advisors, Inc., which Ms. Brenner formed and operated from 1993 to 2000.

C. Michael Ford, 70, has been the owner and Chairman of the Board of Directors of Montpelier Corporation, a venture capital and real estate holding company, since October 1990. Mr. Ford has been Chief Executive Officer of Newtown Macon, Inc. since November 2003 and was its Chief Financial Officer from October 2002 to November 2003. Mr. Ford was Chairman of the Board of In Home Health, Inc. from February 2000 to December 2000. Mr. Ford also served as Vice President of Development of Columbia/HCA Healthcare Corporation from September 1994 to September 1997, and was Vice President of Marketing of Meditrust Corp. from October 1993 to September 1994.

Howard E. Turner, 67, has been a partner in the law firm of Smith, Gambrell & Russell, LLP, since 1971, where he is a member of the firm’s executive committee. Mr. Turner was a director of Avlease, Ltd., a lessor of large commercial aircraft, and currently serves as an officer and director of Historic Motorsports Holdings, Ltd. Mr. Turner provides legal services to the Company through the law firm, Smith, Gambrell & Russell, LLP, as requested by the Company.

Christopher H. B. Mills, 57, is a Director and the Chief Investment Officer of J.O. Hambro Capital Management and has served in such capacity since January 1993. Mr. Mills also serves as the Managing Director/Investment Manager of North Atlantic Smaller Companies Investment Trust plc and Trident North Atlantic, positions he has held since 1998. From 1984 to 1993 Mr.  Mills was a Director of MIM Management Limited.

Board Meetings

The board of directors held six (6) meetings and took one (1) action by unanimous written consent during fiscal 2009. The board has four (4) standing committees: an executive committee, an audit committee, a compensation committee and a strategic planning committee. Each standing committee has the right to retain its own legal and other advisors. All directors attended 75% or more of the meetings of the board and board committees on which they served in our fiscal year ended June 30, 2009.

Committees Of The Board Of Directors—Overview

Membership On Board Committees

This table lists the four (4) board committees in existence during our last fiscal year and the directors who currently serve on them and the number of committee meetings held in the fiscal year ended June 30, 2009.

Name	Audit	Compensation	Executive	Strategic
Dr. Baileys		—		C
Ms. Brenner	—	—	—
Mr. Burleson		C		—
Mr. Ford	C			—
Mr. Hall	—
Mr. Thornton			C
Mr. Turner			—
Mr. Mills
2009 Meetings	6	5	0	2

C  =    Chairperson

—   =    Member

Audit Committee

The audit committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by:

•	selecting the Company’s independent registered public accounting firm and evaluating the independence, performance and continued retention of such accounting firm;

•	reviewing the Company’s auditing, accounting and financial reporting processes generally;

•	reviewing the Company’s systems of internal controls regarding finance, accounting, legal and compliance that management and the board have established;

•

reviewing the integrity of the financial statements and other financial information provided by the Company to the Company’s shareholders, the general public and the Securities and Exchange Commission (“SEC”) including:

•	reviewing and discussing with management and the independent registered public accounting firm the financial statements to be included in our annual report on Form 10-K for filing with the SEC;

•

discussing with the independent registered public accounting firm the conduct of the audit, the adequacy and effectiveness of our accounting and financial controls and the written disclosures required by Independence Standards Board Standard No. 1 regarding their independence;

•	meeting separately with the independent registered public accounting firm and with our internal auditors, as well as our management, to discuss the results of their audits; and

•	reviewing and discussing with management and the independent registered public accounting firm our interim financial statements as included in our quarterly reports;

•	reviewing the potential engagement of our independent registered public accounting firm for non-audit services prior to any such engagement and approving any such engagement;

•	reassessing annually the adequacy of the audit committee charter and recommending any proposed changes to the board for approval;

•	reporting to our board of directors the conclusions with respect to the matters that the audit committee has considered; and

•	examining such other areas or activities consistent with the audit committee charter, the Company’s Code of Regulations and governing law as the audit committee or board deem appropriate.

Our audit committee has adopted a procedure to receive allegations on any fraudulent accounting issues through a toll-free telephone number and email as set out in our code of conduct and ethics.

All three (3) members of the audit committee are independent as defined in Section 803(A) of the NYSE Amex Company Guide and Rule 10A-3 of the Securities Exchange Act of 1934. The board has also determined that Mr. Ford meets the requirements for being an “audit committee financial expert” pursuant to Section 407 of the Sarbanes-Oxley Act of 2002. Our audit committee charter is available on our website at www.sunlinkhealth.com.

Compensation Committee

Composition; Independence; Compensation Committee Interlocks And Insider Participation

Our compensation committee is composed entirely of independent members of the board of directors. All three (3) members of the compensation committee are independent, as defined in Section 803(A) of the NYSE Amex Company Guide and each of them qualifies as an “outside director” (as such term is defined in Section 162(m) of the Internal Revenue Code and the regulations thereunder). Our compensation committee charter is available on our website at www.sunlinkhealth.com. No member of the committee is a current or former employee or officer of the Company or any of its affiliates.

Compensation Review Process; And Management Participation In Compensation Determinations

The compensation of our executive officers is determined by the compensation committee on an annual basis with the exception of the compensation of our chief executive officer and the chief operating officer of the Company and our president of SunLink ScriptsRx, LLC, which are generally fixed pursuant to the terms of multi-year employment agreements approved by the committee. Our compensation committee considers all elements of compensation in making its determinations. With respect to those executive officers who do not serve on our board of directors, our compensation committee also considers the recommendations of our chairman of the board and chief executive officer. The committee meets at various times during the year, and it also considers and takes action by written consent. The committee chairperson reports on committee actions and recommendations at board meetings.

Responsibilities

The compensation committee has the power and authority of the board to perform and performs the following duties and responsibilities:

•

Develops guidelines and, on an annual basis, reviews the compensation and performance of the Company’s senior executive officers; reviews and approves corporate goals relevant to the compensation of the chief executive officer; evaluates the chief executive officer’s performance in light of these goals and objectives; sets the chief executive officer’s compensation based on such evaluation; evaluates the performance of the Company’s senior executive officers and approves their annual compensation; and produces an annual report on executive compensation for inclusion in the Company’s annual proxy statement, in accordance with all applicable rules and regulations;

•

Makes recommendations to the board with respect to incentive compensation plans and equity-based plans, and administers such plans by establishing criteria for granting of awards to the Company’s officers and other employees and reviews and approves the granting of awards in accordance with such criteria;

•	Reviews and approves plans for managerial succession of the Company;

•

Reviews director compensation levels and practices, and recommend to the board, from time to time, changes in such compensation levels and practices (including retainers, meetings fees, committee fees, stock options and other similar items as appropriate);

•	Annually reviews and assesses the adequacy of the Compensation Committee Charter and recommends any proposed changes to the board for approval; and

•	Performs such other activities consistent with the Compensation Committee Charter, the Company’s Code of Regulations and governing law as the committee or the board deems appropriate.

Executive Committee

The executive committee is empowered to exercise all of the authority of the board of directors except as to matters not delegable to a committee under the General Corporation Law of Ohio.

Strategic Planning Committee

The strategic planning committee is empowered to, among other things, conduct periodic evaluations of the Company’s strategic alternatives. The committee has the power and authority of the board to perform and performs the following duties and responsibilities:

•

Recommends for board approval actions that address the Company’s strategic alternatives, including, but not limited to solicited and unsolicited takeover offers, possible acquisition targets, asset sales or major purchases;

•	Discusses with Company’s regular outside counsel or special counsel any legal matters that could reasonably be expected to have a material impact on the Company’s long-term strategies;

•	Annually evaluates performance of the committee; and

•	Annually reviews and assesses the committee charter and submits recommended changes to the board.

The strategic planning committee charter is available on our website at www.sunlinkhealth.com.

Nomination Procedures And Shareholder Nominations

The board does not have a nominating committee but has adopted a nominating resolution which provides that the Company believes it to be in its best interest and the best interest of its shareholders to authorize the entire board to identify and nominate, by majority vote of the entire board of directors then in office, directors to serve on the Company’s board so long as, pursuant to NYSE Amex rules, director nominees so selected are approved by a majority of the independent directors and, when vacancies occur on the board, the board shall actively seek individuals qualified to become board members based on business experience, professional expertise, industry experience and geographic representation. Shareholders who wish to submit nominees for election at an annual or special meeting of shareholders should follow the procedure generally described in Requirements, Including Deadlines, For Submission Of Proxy Proposals, Nomination Of Directors And Other Business Of Shareholders on page 46 of this proxy statement and more particularly, in the Company’s Code of Regulations. The board of directors applies the same standards in considering candidates submitted by shareholders as it does in evaluating candidates submitted by members of the board of directors. The board does not have a separate policy with regard to the consideration of candidates recommended by shareholders other than the process provided in the nominating resolution.

COMPENSATION OF DIRECTORS FOR FISCAL YEAR 2009

Management Directors

We do not pay directors who are also our employees any additional compensation for serving as a director, other than customary reimbursement of expenses.

Non-Management Directors

The Company believes that the compensation of non-management directors should be at a level which is sufficient to attract talented and diverse individuals to serve on the Company’s board of directors while, at the same time, avoiding compensation levels where the level of compensation might present the appearance of a potential lack of director independence. However, in recent years, the board of directors has limited director compensation in light of the Company’s recent financial performance to levels below those which the board would otherwise deem appropriate.

The following chart discloses the compensation of each non-management director for the fiscal year ended June 30, 2009:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Totals ($)
Dr. Steven J. Baileys	33,333	N/A	0	N/A	N/A	N/A	33,333
Michael W. Hall	34,583	N/A	0	N/A	N/A	N/A	34,583
Gene E. Burleson	32,583	N/A	0	N/A	N/A	N/A	32,583
Karen B. Brenner	44,083	N/A	0	N/A	N/A	N/A	44,083
C. Michael Ford	42,583	N/A	0	N/A	N/A	N/A	42,583
Howard E. Turner(3)	25,083	N/A	0	N/A	N/A	N/A	25,083
Christopher H. B. Mills	25,083	N/A	0	N/A	N/A	N/A	25,083

(1)

Cash Compensation. In December 2008, in light of the Company’s performance, we moved to the payment of a flat fee for director compensation of $25,000 per year, payable on a monthly basis. Prior to December 2008, each non-employee director received a quarterly fee of $4,500 for service as a director. In addition, he or she received $1,500 for attendance in person and $1,000 for attendance by phone at a meeting of the board of directors or of a committee. Members of the audit committee received $3,000 per quarter and the chairperson of the audit committee received $6,000 per quarter. Further, the chairperson of the compensation committee received an additional $3,000 per quarter. We continue to reimburse customary expenses for attending board, committee and shareholder meetings.

(2)

Equity Compensation. Each non-employee director is eligible to participate in the Company’s 2001 Outside Directors’ Stock Ownership and Stock Option Plan and in the 2005 Equity Incentive Plan. We have not made any equity-based compensation awards to directors since September 2008. Upon the grant of director options in September 2008, the Company exhausted the number of shares available for issuance to non-employee directors under its 2005 Equity Incentive Plan absent forfeitures. Likewise, no new shares have been available for issuance under the 2001 Outside Directors’ Stock Ownership and Stock Option Plan since 2005.

(3)

Other Arrangements. Mr. Turner is a partner of the law firm of Smith, Gambrel & Russell, LLP. Such law firm provided legal services to the Company in the fiscal year ended June 30, 2009 at customary rates and continues to provide such services to the Company in the fiscal year ending June 30, 2010.

The following chart discloses certain information with respect to stock awards and option awards held by each non-management director as of the fiscal year ended June 30, 2009:

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)(1)	Number of Securities Underlying Unexercised Options (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
Dr. Steven J. Baileys	7,500	—	—	1.50	03/04/2011	N/A	N/A	N/A	N/A
	6,250	—	—	2.90	12/09/2013
	5,500	—	—	9.63	11/10/2015
	5,500	—	—	6.55	05/15/2017
	4,857	—	—	8.00	09/23/2017

Michael W. Hall	7,500	—	—	2.91	08/22/2011	N/A	N/A	N/A	N/A
	6,250	—	—	2.90	12/09/2013
	5,500	—	—	9.63	11/10/2015
	5,500	—	—	6.55	05/15/2017
	4,857	—	—	8.00	09/23/2017

Gene E. Burleson	6,250	—	—	2.90	12/09/2013	N/A	N/A	N/A	N/A
	5,500	—	—	9.63	11/10/2015
	5,500	—	—	6.55	05/15/2017
	4,857	—	—	8.00	09/23/2017

Karen B. Brenner	7,500	—	—	1.50	03/04/2011	N/A	N/A	N/A	N/A
	6,250	—	—	2.90	12/09/2013
	5,500	—	—	9.63	11/10/2015
	5,500	—	—	6.55	05/15/2017
	4,857	—	—	8.00	09/23/2017

C. Michael Ford	7,500	—	—	1.50	03/04/2011	N/A	N/A	N/A	N/A
	6,250	—	—	2.90	12/09/2013
	5,500	—	—	9.63	11/10/2015
	5,500	—	—	6.55	05/15/2017
	4,857	—	—	8.00	09/23/2017

Howard E. Turner	7,500	—	—	1.50	03/04/2011	N/A	N/A	N/A	N/A
	6,250	—	—	2.90	12/09/2013
	5,500	—	—	9.63	11/10/2015
	5,500	—	—	6.55	05/15/2017
	4,857	—	—	8.00	09/23/2017

Christopher H. B. Mills	4,857	—	—	8.00	09/23/2017	N/A	N/A	N/A	N/A

(1)	Includes grants of options under the Company’s 2001 Outside Directors’ Stock Ownership and Stock Option Plan and the 2005 Equity Incentive Plan.

(2)	If we grant stock awards in the future we will report the named director holding unvested securities, the vesting date for such securities and the number of securities vesting on the applicable date.

EXECUTIVE OFFICERS

Our executive officers, as of September 18, 2009, their positions with the Company or our subsidiaries and the ages of such executive officers are as follows:

Name	Office	Age
Robert M. Thornton, Jr.	Director, Chairman of the Board of Directors, President and Chief Executive Officer	60
Mark J. Stockslager	Chief Financial Officer and Principal Accounting Officer	50
Harry R. Alvis	Chief Operating Officer	64
Jerome D. Orth	Vice President, Technical and Compliance Services	61
Jack M. Spurr, Jr.	Vice President, Hospital Financial Operations	64
George D. Shaunnessy	President, SunLink ScriptsRx, LLC	61

All of our executive officers hold office for an indefinite term, subject to the discretion of the board of directors.

Biographical information for our non-director executive officers is set forth below:

Current Executive Officers

Mark J. Stockslager has been SunLink’s Chief Financial Officer since July 1, 2007. He was interim Chief Financial Officer from November 6, 2006 until June 30, 2007. He has been the Principal Accounting Officer since March 11, 1998 and was Corporate Controller from November 6, 1996 to June 4, 2007. He has been associated continuously with our accounting and finance operations since June 1988 and has held various positions, including Manager of U.S. Accounting, from June 1993 until November 1996. From June 1982 through May 1988, Mr. Stockslager was employed by Price Waterhouse & Co.

Harry R. Alvis has been Chief Operating Officer of SunLink since September 1, 2002, and Senior Vice President of Operations of SunLink Healthcare LLC since February 1, 2001. Mr. Alvis provided turn-around operational consulting services for New American Healthcare Corp. from March 2000 through January 2001. From August 1997 through August 1999, Mr. Alvis was Chief Executive Officer of River Region Health Systems in Vicksburg, Mississippi, a healthcare facility owned by Quorum Health Group, Inc. From August 1995 through August 1997, Mr. Alvis was the Chief Executive Officer of Greenview Hospital in Bowling Green, Kentucky, a healthcare facility owned by Hospital Corporation of America. Mr. Alvis was the Chief Executive Officer of Pinelake Medical Center in Mayfield, Kentucky from November 1987 through August 1995. Pinelake was a healthcare facility owned by HealthTrust, Inc.

Jerome D. Orth has been Vice President, Technical & Compliance Services of SunLink since February 1, 2001. From January 1995 through January 2001, Mr. Orth was Vice President of Hospital Financial Operations for ValueMark Healthcare Systems, Inc., a privately-held owner-operator of psychiatric hospitals. From February 1987 through October 1994, Mr. Orth held various positions with Hallmark Healthcare Corporation, including Executive Director, Hospital Financial Management and Executive Director, Management Information Systems. Prior to 1987, Mr. Orth spent 12 years in various accounting, third party reimbursement and management positions with Hospital Corporation of America.

Jack M. Spurr, Jr. has been the Vice President, Hospital Financial Operations of SunLink since October 1, 2002. From February 1, 2001 until September 30, 2002, Mr. Spurr performed several interim financial roles for the Company. From 1978 to 2000, Mr. Spurr held financial positions with Hospital Corporation of America, Columbia Healthcare, Inc., Quorum Health Group, Inc., HealthTrust, Inc. and National Healthcare Inc.

George D. Shaunnessy has been President of SunLink ScriptRx, LLC (formerly SunLink Homecare Services, LLC) since April 22, 2008. Mr. Shaunnessy was President and Chief Executive Officer of MedImagining, Inc, from 2003 to December 2007, Managing Partner and Chief Executive Officer of Affiliated Management Services, Inc., from 1997 to April 2008, and President, Chief Executive Officer and a director of Housecall Medical Resources, Inc. from 1993 to 1997. From 1978 to 1991, Mr. Shaunnessy held executive positions with National Healthcare Inc., Foster Medical Home Health Care, a division of Avon Products, Charter Medical Corporation and Hospital Affiliates International, Inc.

EXECUTIVE COMPENSATION

Compensation Disclosure And Analysis

Compensation Philosophy

Our company’s goal is to be a leading provider of healthcare services in the rural and exurban markets. To achieve our goal we seek to deliver financial performance consistent with that of other top healthcare companies. We believe that having executives who are strong leaders has enabled us and will continue to enable us to attract and retain superior talent, promote continued growth and demonstrate the company’s values – patient and customer commitment, quality, integrity, teamwork, respect for people, good citizenship, a will to win and personal accountability.

Our compensation program for our executive officers is designed to attract, motivate and retain executives of outstanding ability and experience who are critical to the achievement of our goal. The program includes incentive compensation tied to our annual and longer-term financial, operational and strategic objectives, which are intended to align the financial interests of our executive officers with those of our shareholders. This compensation philosophy is characterized by the following principal elements:

1. Measurable goals that promote the interest of our three constituencies:

•	Shareholders: aligning our compensation programs with internal financial objectives for revenue and cost control and growing our business both internally and through acquisitions;

•	Patients, Physicians and Communities: increasing patient and physician satisfaction, improving patient and physician service, and expanding our service offerings in the communities we serve; and

•

Employees: identifying, recruiting, developing and retaining a highly engaged, diverse workforce of exceptional talent that achieves our corporate and healthcare delivery goals, and superior patient service in an atmosphere of high job satisfaction and performance.

2. Competitive pay practices that include appropriate performance incentives and total direct compensation, which are periodically reassessed by a review of the compensation practices and pay levels of a sample of other healthcare companies, especially other companies providing services in rural and exurban markets.

3. An emphasis on long-term incentive compensation, reflecting our commitment to meet or exceed our objectives, including enhancing shareholder value, over the moderate and long term, and to retain a highly talented and experienced senior executive team to lead the company successfully in a rapidly changing industry and economic environment.

Objectives And Goals

The objectives of the compensation committee have been to adopt a compensation approach that is basically simple, internally equitable and externally competitive, and that attracts, motivates and retains qualified people capable of contributing to the growth, success and profitability of the Company, thereby contributing to long-term shareholder value.

•

Simplicity. The committee believes that a compensation program comprised of three (3) major elements of compensation is the simplest approach consistent with the Company’s goals. The Company generally does not utilize any special personal perquisites such as private jets, payment of country club dues, Company-furnished motor vehicles (except rental cars necessary for business travel) or motor vehicle allowances, permanent lodging or defrayment of the cost of personal entertainment not in connection with business activities.

•

Internal Equity. Internal equity has generally been evaluated based on an assessment of the relative contributions of the members of the management team. In fiscal year 2009, the committee did not undertake any formal audit or similar analysis of compensation equity with respect to either the CEO relative to the other members of the management team or with respect to the management team relative to the Company’s employees generally. Historically, the potential incentive award, as a percentage of base salary, is higher for our principal executive officer reflecting his greater responsibility for and greater ability to influence the achievement of targets.

•

External Competitiveness. The committee believes it is important to management retention and morale that compensation be competitive with our competitors. That said, the committee has not established any formal comparative goals or comparative percentile rankings. Likewise, the committee looks at not only the relative compensation within the healthcare industry but also at the relative health and profitability of other competitors, including both regional hospital companies as well as a larger group of general healthcare industry companies against whom executive compensation levels may be compared or contrasted.

•

Compensation Consultant. During the latter part of fiscal 2005, the compensation committee retained a compensation consulting firm to review and evaluate the current compensation packages for the three highest paid executives of the Company as compared to those of the executives of other healthcare companies with comparable revenues. The committee considered the results of such survey as one source of information in formulating 2009 compensation packages and the reasonableness of potential compensation levels. The compensation committee expects to retain a compensation consulting firm to review and evaluate the compensation arrangements for the Company’s executive officers for periods after July 1, 2009.

•

Risk Appropriateness. The committee believes that compensation programs should encourage boldness and innovation but not encourage undue or excessive risk or sacrifice long-term growth or goals for transient success. We strive to achieve this balance by having both long-term and short-term incentives. We consider adjusting targets when economic conditions warrant or for changes in the Company’s business strategy designed to achieve long-term success even if such changes are at the expense of short-term profitability. We endeavor not to pay excessive compensation when macroeconomic conditions are playing a significant role in the Company’s success and conversely we endeavor not to penalize the Company’s officers where macroeconomic conditions have adversely affected the Company’s success; however, we do evaluate how the Company’s officers guide the Company in responding to such macroeconomic challenges.

Major Compensation Components

The principal components of compensation for our executive officers historically have been base salary, short-term incentives, generally in the form of cash bonus programs, and long-term incentives, generally in the form of equity-based awards such as stock awards and stock options. Historically, we have believed that the Company’s goals are best met by utilizing an approach to compensation with these three (3) distinct elements.

•

Base Salaries. The Company’s base salaries are intended to be consistent with its understanding of competitive practices, levels of executive responsibility, qualifications necessary for the particular executive position and the expertise and experience of the executive officer. Salary adjustments reflect the compensation committee’s belief as to competitive trends, the performance of the individual and, to some extent, the overall financial condition of the Company.

During the fiscal year ended June 30, 2009, the CEO, Mr. Thornton, was employed under an employment agreement which provided for an annual base salary of not less than $335,000 which by mutual agreement was reduced at December 1, 2008 to $330,000. The compensation committee, believes, based in part on consultation with a compensation consulting firm at the end of fiscal year 2005, Mr. Thornton’s salary is on the low end of salaries for CEOs of regional hospital management companies and also below that of CEOs for healthcare companies with similar revenues.

•

Short-Term Incentives. The short-term incentive for an executive is the opportunity to earn an annual cash bonus. The committee has concluded that bonus payments should be discretionarily based and valued in part on the achievement of specific predetermined financial targets as well as the compensation committee’s evaluation of an executive’s performance in specific qualitative areas. We do not disclose specific profit and expense control targets or other specific quantitative or qualitative performance-related factors, except as required by applicable SEC rules. Such targets and information are intended as a way to allocate risk and reward in incentivizing SunLink’s management. Such targets and information are not intended to be predictions or statements of fact on which any person may rely.

Likewise, such targets may be subject to change based on subsequent developments or may be dependent on events or assumptions which are, either in whole or in part, beyond the control of the Company or the named officer. However, specific quantitative areas may include profitability, stock price, net income from continuing operations and cost control. We also do not disclose specific targets which are based on other factors or criteria involving confidential trade secrets or confidential commercial or financial information.

Our targets typically have had a threshold which must be achieved before any payments are made and a maximum performance target beyond which no additional bonus amounts will be paid. It is not presumed that thresholds necessarily can be achieved.

The executive bonus plan for the fiscal year ended June 30, 2009 provided that 100% of each bonus be based on un-weighted discretionary criteria adopted by the Executive Compensation Committee from time to time and the discretionary criteria may vary by each participant. For 2009 the discretionary criteria revolved around the fundamental objective of increasing shareholder value by all appropriate means, in addition to achieving suitable financial results, including but not limited to qualitative criteria such as:

(a)	Focus on acquisition opportunities;

(b)	Focus on management development;

(c)	Formulation of a succession plan for the top executives;

(d)	Improvement in common stock price; and

(e)	Implementation of financial controls over the newly-acquired specialty pharmacy segment.

Management did not achieve the qualitative criteria above to the extent expected by the committee and the compensation committee did not award bonuses under the 2009 executive bonus plan to any of the named executive officers for the 2009 fiscal year.

In the past, the executive bonus plan also relied on objective financial criteria. The primary financial criterion used to evaluate suitable financial results was net income from continuing operations. For fiscal 2009, as set forth in the budget adopted in June 2008, the net income from continuing operations goal for internal planning purposes represented a substantial increase over the fiscal 2008 results in light of the expected contribution to net income of the specialty pharmacy business acquired in April 2008.

The Company’s net income from continuing operations did not achieve the internal goal set forth in the 2009 budget or the threshold used in the past to award a bonus.

Our net income goals have been intended to be challenging but achievable based on the company’s internal projections. The following table sets forth, since 2005, the percentage of net income goals achieved, whether or not the net income goal was revised and the percentage of the potential bonus plan pool paid.

Year	Net Income Goal Achieved	Net Income Goal Adjusted		Percent of Original Potential Bonus Plan Pool Paid
2009	N/A	NA		0	%(1)
2008	100%	Yes	(2)	73%
2007	41%	No		0%
2006	100%	Yes	(3)	85%
2005	115%	Yes	(4)	96%

(1)

The short term incentive bonus for 2009 was based entirely on un-weighted discretionary criteria for the 2009 executive bonus plan. Had the Company included a net income goal under the 2009 executive bonus plan based on the Company’s internal goals for net income, the Company would have achieved 33% of its goal.

(2)

The net income goal was adjusted downward by less than 1% to include the goal for Carmichael’s Cashway Pharmacy, Inc. for the period after it was acquired during the year. The net income goal achieved was adjusted upward by adding back expenses resulting from an unsolicited buy-out proposal and the unbudgeted SFAS 123(R) costs of stock options granted after the goal was established.

(3)

The net income goal achieved was adjusted upward by 18.3% by adding back expenses resulting from an unsolicited buy-out proposal and the unbudgeted SFAS 123(R) costs of stock options granted after the goal was established.

(4)	The net income goal achieved was adjusted downward by a net of 7.4% by excluding favorable prior year reimbursement settlements; and by adding back costs relating to the early repayment of debt.

In fiscal 2008, Mr. Thornton was awarded 70,000 options for Company stock with an exercise price of $8.00. These options vested one-fourth on September 24, 2008 and were scheduled to vest one-fourth on September 24, 2009, one-fourth on September 24, 2010 and one-fourth on September 24, 2011. Mr. Thornton surrendered both vested and unvested options on November 12, 2008 in connection with his participation in the 2009 executive bonus plan. Mr. Thornton also was previously granted 38,500 options for Company common stock with an exercise price of $9.63 on November 11, 2005. These options vested one-third on November 11, 2006, one-third on November 11, 2007 and one-third on November 11, 2008. These options also were surrendered on November 12, 2008 by Mr. Thornton in connection with his participation in the 2009 executive bonus plan.

SHORT-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

The following table sets forth for each named executive officer, the bonus percentage potentially attributable to performance targets and the percentage attributable to the committee’s discretion. The committee has the authority to adjust, waive or reset targets. The following table also sets forth information regarding the annual cash incentive awards made to the named executive officers for fiscal 2009:

Short-Term Incentive Plan Participant (Name and Position)	Award Percentage Subject to Objective/ Subjective Criteria (%)(1)	Target Incentive Award as a Percentage of Base Salary (%)(2)		Actual Annual Incentive Award ($)	Actual Annual Incentive Award as a Percentage of Target (%)	Actual Incentive Award as a Percentage of 2009 Base Salary (%)
Robert M. Thornton, Jr., Director, Chairman of the Board of Directors, President and Chief Executive Officer	0/100	35/52.5/70	(3)	0	0	0

Mark J. Stockslager, Chief Financial Officer and Principal Accounting Officer	0/100	25/37.5/50		0	0	0

Harry R. Alvis, Chief Operating Officer	0/100	30/45/60		0	0	0

Jerome D. Orth, Vice President, Technical and Compliance Services	0/100	20/30/40		0	0	0

Jack M. Spurr, Jr., Vice President, Hospital Financial Operations	0/100	20/30/40		0	0	0

George D. Shaunnessy, President, SunLink ScriptsRx, LLC	0/100	20/30/40		0	0	0

(1)	Under the Executive Bonus Plan for fiscal 2009, the bonus opportunity for fiscal 2009 was based 100% on certain un-weighted discretionary criteria.

(2)	The numbers represent the original threshold, target and maximum incentive award as a percentage of base salary based on the Company’s un-weighted discretionary criteria.

(3)

During the fiscal year ended June 30, 2009, Mr. Thornton was granted the opportunity to earn a bonus equal to 70% of his 2009 annual salary if certain criteria established by the compensation committee, after consultation with him, were met (a summary description of Mr. Thornton’s employment agreement is contained on page 35 of this proxy statement under the heading Employment Contracts, Termination Of Employment And Change-In-Control Arrangements). Such bonus exceeded the contractually obligated opportunity of up to 60% of his 2009 salary if certain criteria established by the compensation committee, after consultation with him, were met. The increased bonus opportunity was granted in lieu of a base salary increase for fiscal 2009 as an incentive to achieve maximum results.

•

Long-Term Incentives. While base salary and short-term incentives are primarily designed to compensate current and past performance, the primary goal of the long-term incentive compensation program is to directly link management compensation with the long-term interests of the shareholders through the award of equity based compensation. Historically, the compensation committee has not utilized any percentage or relative measure of valuation to establish any relationship or allocation between equity-based and non-equity-based compensation. At June 30, 2009, the Company had available 554,676 shares available for future issuance under its 2005 Equity Incentive Plan.

•	Types Of Equity Awards And Criteria For Award Type Selection. The Company historically used stock options to align executive officer’s interests with those of our shareholders. Options are intended to provide strong incentives for superior long-term performance. In the future, the compensation committee may, at its discretion and subject to availability under the plan, grant awards to executive officers through this plan.

•

Criteria For Award Amounts. In considering whether to grant equity incentives for fiscal 2009, the committee looked at the availability of shares under the plan and made limited awards in 2009. When shares have been available for issuance under the Company’s equity plans, the committee historically has looked at a variety of factors, with no formal weighting assigned to any single factor or group of factors. In determining the size of equity awards, the committee assesses the current value of previous awards; however, it has not historically given any weight to accumulated wealth in evaluating whether future awards are merited. The committee also evaluated equity incentive awards made by our competitors (both individually and as part of a comparative compensation analysis), historical levels of the Company’s equity incentives, the extent to which value under the award was subject to risk, whether the award vehicle has intrinsic value and the need to motivate and retain persons eligible to participate under the Company’s plans. The committee may also consider the prospects for equity appreciation in light of depressed equity valuations, the current macroeconomic environment, and the prospects for economic recession or growth in the United States, in general, and the healthcare industry in particular.

•

Vesting And Holding Periods For Equity Incentive Compensation. Grants of stock options are exercisable at such times and subject to such terms and conditions as the committee may, in its sole discretion, specify in the applicable award agreement. However, as a means to encourage long-term thinking and encourage continued employment with us, the Company’s equity awards historically have been subject to a multi-year vesting period. The committee anticipates that future awards will be subject to multi-year vesting, most likely over three year periods; although vesting and holding periods may be examined as part of a future compensation review. Currently, the Company does not impose minimum equity ownership requirements for equity compensation awarded to its executive officers, nor does it require any continued ownership of the securities issued pursuant to such awards after vesting. Historically, the Company’s executive officers have held substantially all shares acquired by exercise of options, although there can be no assurance that they will continue to do so in the future. Because there is no mandatory holding policy, executive officers may sell shares issuable upon the exercise of options for any reason, including paying tax liabilities, and persons who cease to be executive officers may elect to sell some or all of their holdings.

Equity Awards In 2009

In 2009, 2,000 stock options and no shares of restricted stock were granted to the named executive officers of the Company.

Equity Award Timing

Our current policy with respect to equity awards to key employees, including our executive officers (but excluding grants to newly hired employees), is that equity awards occur at the time of the board of directors meeting to be effective as of a specified date no sooner than 48 hours after earnings are released.

Potential Changes In Compensation Mix

The committee may authorize increased cash compensation, either as salary or incentive compensation, but has not determined to do so.

Use Of Employment And Severance Agreements

In the past, the committee has determined that competitive considerations merited the use of employment contracts or severance agreements for certain members of senior management. Currently, Messrs. Thornton,

Alvis and Shaunnessy are employed pursuant to employment contracts, while Messrs. Stockslager, Orth and Spurr are employed pursuant to employment letters. Messrs. Thornton, Alvis, Shaunnessy and Stockslager’s agreements include severance benefits. The Company’s severance benefits for Messrs. Thornton, Alvis, Shaunnessy and Stockslager take effect in connection with severance other than for death, disability or cause. Additionally, Messrs. Thornton, Alvis and Stockslager also get severance benefits in connection with a “change in control”. We have designed these severance benefits to help keep employees focused on their jobs, especially during the uncertainty that accompanies a change in control, to preserve benefits after a change in control transaction, and to help us attract and retain key talent. Compensation criteria for officers employed pursuant to employment agreements with severance benefits may be more difficult to adjust on an annual basis. For more information on employment or severance contracts please refer to Employment Contracts, Termination Of Employment And Change-In-Control Arrangements beginning on page 35 of these proxy materials.

Change- In-Control Compensation

Provisions for additional or continued compensation in connection with a change in control of the Company are located in two areas: (1) specifically in the Company’s employment agreements with Messrs. Thornton, Alvis and Stockslager as discussed above; (2) and, more generally, in the Company’s equity incentive plans and/or award agreements thereunder, whereby the committee administering such plans and awards has the power to accelerate the vesting of such awards upon a change in control or where such plans or awards provide for automatic vesting in the event of such change, whether merely upon the occurrence of such event or upon the occurrence of such event and an adverse occurrence for the participant, such as termination of employment.

The change-in-control provisions set forth in the Company’s employment agreements employ several approaches to cause a triggering event. Change-in-control benefits are payable in the ordinary course upon the occurrence of the event. Payment of benefits is not restricted only to situations involving the involuntary termination of the officer afforded such change in control protection. Instead, benefits are payable not only in the case of involuntary terminations but also where the executive, in connection with or within one year of the transaction, elects to terminate his employment. The committee believes this approach helps to ensure the continued availability of the services of the executive during the times of uncertainty inherent with any change in control, including especially in the immediate post-event period under new ownership and/or management, while at the same time limiting windfall benefits by making the benefits payable only after a termination of employment. By providing post-event coverage, the executive is encouraged to remain in the employ of the Company without the need to be concerned about a post-event restructuring which may result in a material diminishment of the executive’s duties or post-event management or ownership changes with respect to which the executive may have concerns or reservations.

The definition of change in control is intended to be broad in scope and to capture most, if not all, of the scenarios where an actual change in control has occurred. Automatic vesting under the terms of our equity compensation plans, if any, is based on market practices and a recognition that the value of equity compensation can be radically affected by a change in control, whether or not existing management is retained.

In connection with providing severance benefits to the Company’s other executive officers, the committee has evaluated, and expects to continue to examine, the amounts which could be realized by persons granted such rights upon a change in control.

Wealth Accumulation

The compensation committee does not engage in a specific process which attempts to justify compensation levels based on wealth accumulation. The committee does not analyze proposed annual compensation for any individual versus the accrued wealth of such individual, or the accrued wealth of persons with similar job titles at other companies. The committee believes that no such meaningful analysis can be performed due to, among other things, disparate actual duties versus job titles, different employment histories, different life experiences or needs or social inequalities. As previously noted, the committee does evaluate from time to time whether compensation levels are consistent with the company’s goal of being a leader among rural and exurban healthcare companies and maintaining or attracting superior executive talent appropriate to such goal.

Recapture And Forfeiture Policies

Historically the Company has not had formal policies with respect to the adjustment or recapture of performance-based awards where the financial measures on which such awards are based, or to be based, are adjusted for changes in reported results such as, but not limited to, instances where the Company’s financial statements are restated. The committee does not believe that repayment generally should be required where the plan participant has acted in good faith and the errors are not attributable to the participants’ gross negligence or willful misconduct. However, the committee has in the past and may in the future take such errors into account, including whether the conduct was negligent or without fault, in setting and awarding current or future compensation, including discretionary compensation. The committee believes the Company has or will have available negotiated or legal remedies in many situations. Furthermore, the committee may elect to take into account factors such as the timing and amount of any financial restatement or adjustment, the amounts of benefits received and the clarity of accounting requirements lending to any restatement in fixing of current or future compensation.

Deductibility Of Compensation And Related Tax Considerations

As one of the factors in its review of compensation matters, the committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits.

•

Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and the corporation’s four most highly compensated executive officers, other than the chief executive officer. However, “performance-based” compensation is not subject to the $1 million deduction limit. In general, to qualify as performance-based compensation, the following requirements must be satisfied: (i) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors”; (ii) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum amount which may be paid to any participant pursuant to any award with respect to any performance period, are approved by a majority of the corporation’s shareholders; and (iii) the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made.

Although the Company’s stock option plans generally have been structured with the goal of complying with the requirements of Section 162(m), and the compensation committee believes stock options awarded thereunder should qualify as “performance-based” compensation exempt from limitations on deductibility under Section 162(m), the deductibility of any compensation has not been a condition to any compensation decision. Based on current compensation levels, the Company does not expect its ability to deduct executive compensation to be limited by operation of Section 162(m).

In a 2008 Revenue Ruling, the IRS announced a significant shift in its interpretation of Section 162(m) relating to the performance-based compensation exception to the $1 million dollar limitation on tax deductible compensation paid by publicly held companies. The regulations under Section 162(m) specifically allow payment of performance-based compensation upon death, disability, or a change of control. Using the reasoning that it was analogous to death, disability or a change of control, the IRS had concluded in previous private letter rulings that performance-based payments made as a result of involuntary terminations by the employer without cause or by the executive for good reason did not fail to qualify as Section 162(m) performance-based compensation. This meant that the performance-based payment was still deductible under Section 162(m), even though the performance goal had not been met at the time of payment for these types of events (e.g. a payment at target upon termination for good reason). However, according to the new Revenue Ruling, this rationale is no longer being used by the IRS in analyzing performance-based compensation.

The new Revenue Ruling 2008-13 published in February 2008 states that if performance-based pay could become due under a plan or agreement upon a termination without cause, for good reason, or as a result of voluntary retirement, and would be payable regardless of whether performance-based goals are met, then any payment from such plan or agreement will not qualify as Section 162(m) performance-based compensation and will not be eligible for exclusion from the Section 162(m) $1 million compensation limit. The ruling applies to performance periods beginning after January 1, 2009, and compensation arrangements entered into, renewed or extended after February 21, 2008.

Under the company’s executive benefits agreement, certain terminations following a change of control give rise to a payment obligation based on the amount of the officer’s salary and prior bonus amounts. Because such payment is not provided for under the executive incentive compensation plan and is not based on amounts for which the executive is eligible in the current year, the company believes that such payment will not result in any disqualification of the executive incentive compensation plan, whose performance-based cash compensation payments will continue to be excluded from compensation for purposes of calculating whether or not the $1 million deductibility limit has been achieved.

Due to interpretations and changes in the tax laws, some types of compensation payments and their deductibility depend on the timing of an executive’s vesting or exercise of previously granted rights and other factors beyond the compensation committee’s control which could affect the deductibility of compensation.

The compensation committee will continue to consider the impact of Section 162(m) when designing compensation programs, and in making compensation decisions affecting the Company’s Section 162(m) covered executives, if any. The committee expects the majority of future stock awards will be excludable from the Section 162(m) $1 million limitation on deductibility, other than in the case of certain specified events including a change in control, since vesting of any such awards will likely be tied to performance-based criteria, or be part of compensation packages which are less than $1 million. Nonetheless, the compensation committee believes that in certain circumstances factors other than tax deductibility are more important in determining the forms and levels of executive compensation most appropriate and in the best interests of the Company and its shareholders. Accordingly, we may award compensation in excess of the deductibility limit, with or without requiring a detailed analysis of the estimated tax cost of non-deductible awards to the Company. Given the dynamic and rapidly changing healthcare industry and SunLink’s business, as well as the competitive market for outstanding leadership talent, the compensation committee believes it is important to retain the flexibility to design compensation programs consistent with its compensation philosophy for the Company, even if some executive compensation is not fully deductible.

•

Section 280G. Code Section 280G generally denies a deduction for a significant portion of certain compensatory payments made to corporate officers, certain shareholders and certain highly-compensated employees if the payments are contingent on a change in control of the employer and the aggregate amounts of the payments to the relevant individual exceed a specified relationship to that individual’s average compensation from the employer over the preceding five years. In addition, Code Section 4999 imposes on that individual a 20% excise tax on the same portion of the payments received for which the employer is denied a deduction under Section 280G. In determining whether to approve an obligation to make payments for which Section 280G would deny the Company a deduction or whether to approve an obligation to indemnify (or “gross-up”) an executive against the effects of the Section 4999 excise tax, the committee has adopted an approach similar to that described above with respect to payments which may be subject to the deduction limitations of Section 162(m).

Duration Of Benefits

The duration of benefits for our executive officers is based on a variety of factors including the purpose of the benefit, historical expectations, competitive factors and the cost of providing the benefit. Historically, we have provided no lifetime benefits.

Future Executive Compensation

For fiscal 2010, the compensation committee has set executive compensation, including base salaries, and kept unchanged the bonus criteria. The committee is currently reviewing the Company’s executive compensation arrangements in light of the Company’s performance and the current healthcare environment. The committee expects to engage the services of a compensation consultant in connection with such review and expects to establish fiscal 2010 short-term incentive arrangements for the Company’s executive officers and may establish equity or non-equity based long-term arrangements.

Chief Executive Officer Compensation

Except as noted, the compensation policies described above apply equally to the compensation of the Chief Executive Officer.

Committee Conclusions

Attracting and retaining talented and motivated management and employees is essential to create long-term shareholder value. Offering a competitive, performance-based compensation program helps to achieve this objective by aligning the interests of the Company’s executive officers with those of shareholders. The committee believes that SunLink’s 2009 compensation program met these objectives. Likewise, based on our review, the committee finds the total compensation (and, in the case of the severance and change-in-control scenarios, the potential payouts) to the Company’s named executive officers in the aggregate to be reasonable and not excessive.

Compensation Committee And Management Reviews And Authorization

The compensation committee has reviewed the above Compensation Disclosure and Analysis with the Company’s Chief Executive Officer and Chief Financial Officer. Based on a review of this Compensation Disclosure and Analysis and discussion between the compensation committee and the Company’s Chief Executive Officer and Chief Financial Officer, the compensation committee has recommended the board include the Compensation Disclosure and Analysis in this proxy statement.

Authorization

This report has been submitted by the compensation committee:

Gene E. Burleson (Chairperson)	Dr. Steven J. Baileys	Karen B. Brenner

OTHER EXECUTIVE COMPENSATION INFORMATION

The following sections of this Proxy Statement set forth compensation information relating to the Chief Executive Officer, Chief Financial Officer and the four most highly compensated executive officers of the Company, other than the Chief Executive Officer and Chief Financial Officer whose compensation exceeds $100,000 per year (if any) (collectively, the “named executive officers”), for the fiscal year ended June 30, 2009.

The following table shows the compensation awarded or paid by SunLink for services rendered for the fiscal years ended June 30, 2007, 2008 and 2009 to the named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year		Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)		Total ($)
Robert M. Thornton, Jr. Chairman, President and Chief Executive Officer	2009 2008 2007		339,063 335,000 335,000	— 140,700 —	(4)	— — —	— 178,500 —	(5)	— — —	— — —	3,180 3,818 10,669	(3) (6) (7)	342,243 658,018 345,669

Mark J. Stockslager Chief Financial Officer and Principal Accounting Officer	2009 2008 2007		173,250 157,500 114,338	— 47,250 —	(4)	— — —	— 51,000 —	(9)	— — —	— — —	2,460 2,959 11,293	(8) (10) (11)	175,710 258,709 125,631

Harry R. Alvis Chief Operating Officer	2009 2008 2007		250,100 244,000 244,000	— 134,688 —	(13)	— — —	— 102,000 —	(14)	— — —	— — —	2,310 3,818 10,669	(12) (6) (15)	252,410 484,506 254,669

George D. Shaunnessy President, SunLink ScriptsRx, LLC	2009 2008	(17)	285,000 55,173	— 100,000	(18)	— —	— 269,000	(19)	— —	— —	395 45	(16) (20)	285,395 424,218

Jerome D. Orth Vice President, Technical and Compliance Services	2009 2008 2007		165,500 159,542 154,500	— 54,882 —		— — —	— 5,100 —	(22)	— — —	— — —	1,372 2,730 10,922	(21) (23) (24)	166,872 222,254 165,422

Jack M. Spurr, Jr. Vice President, Hospital Financial Operations	2009 2008 2007		166,675 161,000 155,000	— 59,248 —		— — —	5,020 20,400 —	(25) (27)	— — —	— — —	348 2,959 12,236	(26) (28) (29)	172,043 243,607 167,236

(1)

As disclosed in Note 2 of Notes to Consolidated Financial Statements in the Company’s Form 10-K for 2009, the Company records share-based compensation expense for share options issued in accordance with SFAS No. 123(R). The fair value of the share options is estimated using the Black-Scholes option pricing model and the compensation expense is recognized for financial reporting purposes in the periods in which the share options vest. However, for purposes herein, the total fair value of the share options is presented.

(2)

In fiscal 2007 and 2008 all other compensation consisted of medical, dental, life and long-term disability insurance premiums paid over what is generally available to all employees and 401k contributions made by the Company. On October 1, 2007 the Company changed its policy of paying 100% of the medical and dental insurance premiums for executive officers to paying only 80% of the medical and dental insurance premiums, which is the same benefit provided to all salaried employees. In 2009 all other compensation consisted solely of life and long-term disability insurance premiums paid above those premiums which are generally paid for all employees and 401k contributions made by the Company.

(3)	Includes $420 in life insurance premium payments and the remainder in 401k matching contributions.

(4)

The bonus awarded was based exclusively on the formula element of the bonus plan and was conditioned on Messrs. Thornton and Stockslager’s agreement to use not less than 30% of the bonus for the purpose of exercising in-the-money options to purchase shares of the Company.

(5)

In fiscal 2008, Mr. Thornton was awarded 70,000 options for Company stock with an exercise price of $8.00. These options vested one-fourth on September 24, 2008 and were scheduled to vest one-fourth on September 24, 2009, one-fourth on September 24, 2010 and one-fourth on September 24, 2011. Mr. Thornton surrendered both vested and unvested options on November 12, 2008 in connection with his participation in the 2009 executive bonus plan.

(6)	Includes $576 in life insurance premium payments, $542 in medical and dental insurance premium payments and the remainder in 401k matching contributions.

(7)	Includes $10,009 in insurance premium payments.

(8)	Includes $420 in life insurance premium payments and the remainder in 401k matching contributions.

(9)

Mr. Stockslager was awarded 20,000 options to purchase Company stock at $8.00 per share. Such options were scheduled to vest one-fourth annually through 2011. These options were surrendered on November 12, 2008 by Mr. Stockslager in connection with his participation in the 2009 executive bonus plan.

(10)	Includes $576 in life insurance premium payments, $763 in medical and dental insurance premium payments and the remainder in 401k matching contributions.

(11)	Includes $10,857 in insurance premium payments.

(12)	Includes $420 in life insurance premium payments and the remainder in 401k matching contributions.

(13)	The payment of the bonus awarded was conditioned on Mr. Alvis’ agreement to use not less than 30% of the bonus for the purpose of exercising in-the-money options to purchase shares of the Company.

(14)

Mr. Alvis was awarded 40,000 options to purchase Company stock at $8.00 per share. Such options were scheduled to vest one-fourth annually through 2011. These options were surrendered on November 12, 2008 by Mr. Alvis in connection with his participation in the 2009 executive bonus plan.

(15)	Includes $10,009 in insurance premium payments.

(16)	Includes $395 in life insurance premium payments.

(17)	Mr. Shaunnessy was not employed during fiscal 2007 and part of fiscal 2008. Mr. Shaunnessy started employment with the Company on April 22, 2008.

(18)

The bonus was paid to Affiliated Management Services, Inc., where Mr. Shaunnessy is the Managing Partner and CEO, for work performed, prior to Mr. Shaunnessy’s employment with the Company, in connection with the successful acquisition of Carmichael’s Cashway Pharmacy, Inc.

(19)

Mr. Shaunnessy was awarded 100,000 options to purchase Company stock at $5.86 per share. Such options vested 40,000 on April 22, 2008 and 20,000 on April 22, 2009, and 40,000 options will vest one-half on April 22, 2010 and 2011. Mr. Shaunnessy was also granted 100,000 options to purchase Company stock at $8.00 per share. Such options were scheduled to vest one-fifth annually through 2013. These options were surrendered on November 12, 2008 by Mr. Shaunnessy in connection with his participation in the 2009 executive bonus plan.

(20)	Includes $45 in life insurance premium payments.

(21)	Includes $195 in life insurance premium payments and the remainder in 401k matching contributions.

(22)

Mr. Orth was awarded 2,000 options to purchase Company stock at $8.00 per share. Such options were scheduled to vest one-fourth annually through 2011. These options were surrendered on November 12, 2008 by Mr. Orth in connection with his participation in the 2009 executive bonus plan.

(23)	Includes $307 in life insurance premium payments, $542 in medical and dental insurance premium payments and the remainder in 401k matching contributions.

(24)	Includes $10,332 in insurance premium payments.

(25)	Mr. Spurr was awarded 2,000 options to purchase Company stock at $2.51 per share. Such options vested one-third on September 22, 2009 and will vest one-third on September 22, 2010 and 2011.

(26)	Includes $198 in life insurance premium payments and the remainder in 401k matching contributions.

(27)

Mr. Spurr was awarded 8,000 options to purchase Company stock at $8.00 per share. Such options were scheduled to vest one-fourth annually through 2011. These options were surrendered on November 12, 2008 by Mr. Spurr in connection with his participation in the 2009 executive bonus plan.

(28)	Includes $312 in life insurance premium payments, $763 in medical and dental insurance premium payments and the remainder in 401k matching contributions.

(29)	Includes $11,846 in insurance premium payments.

Grants of Plan-Based Awards in Last Fiscal Year

The following table shows information about plan-based awards during fiscal 2009 for the named executive officers.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target ($)	Maximum (#)
Robert M. Thornton, Jr.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Mark J. Stockslager	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Harry R. Alvis	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
George D. Shaunnessy	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Jerome D. Orth	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Jack M. Spurr, Jr.	09/22/08	09/14/08	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2,000	2.51	(2)

(1)

The Company has not granted any awards under equity incentive plans the vesting of which is contingent upon the achievement of any performance-based criteria. Vesting of Company awards is generally based on continued service and the passage of time, subject to acceleration upon the occurrence of various events.

(2)

The exercise price of such options did not exceed the fair market value of the Company’s common stock on September 22, 2008, the date of grant. The closing price of the Company’s common stock as of the date of grant was $2.51.

Outstanding Equity Awards At Fiscal Year-End

The following table provides information with respect to the common stock that may be issued upon the exercise of options and other awards under the Company’s existing equity compensation plans as of June 30, 2009.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)(1)	Number of Securities Underlying Unexercised Options (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable(2)
Harry R. Alvis	12,800	—	—	$1.50	03/04/2010	—	—	—	—
	1,750	—	—	$3.00	08/24/2009	—	—	—	—
	1,750	—	—	$3.00	08/24/2010	—	—	—	—
	1,750	—	—	$3.00	08/24/2011	—	—	—	—

George D. Shaunnessy	60,000	40,000	—	$5.86	04/21/2015	—	—	—	—

Jerome D. Orth	10,000	—	—	$1.50	03/04/2010	—	—	—	—

Jack M. Spurr, Jr.	6,250	—	—	$2.50	06/26/2010	—	—	—	—
	6,250	—	—	$2.50	06/26/2011	—	—	—	—
	6,250	—	—	$2.50	06/26/2012	—	—	—	—
	—	2,000	—	$2.51	09/22/2018	—	—	—	—

(1)	Includes each grant of both exercisable and unexercisable options under the Company’s 2001 Long-Term Stock Option Plan and the 2005 Equity Incentive Plan.

(2)

The identity of the named executive officers holding unvested securities as of the date of this table, the vesting date for such securities and the number of securities vesting on the applicable date is as follows:

Officer	Vesting Date	Shares Vesting
George D. Shaunnessy	04/22/2010	20,000
	04/22/2011	20,000
Jack M. Spurr, Jr.	09/22/2009	666
	09/22/2010	666
	09/22/2011	668

Options Exercised and Stock Vested

The following table provides information with respect to common shares which were issued pursuant to the exercise of options or which were shares of restricted stock that vested, in each case between July 1, 2008 and June 30, 2009 for the named executive officers:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert M. Thornton, Jr.	66,000	41,000	N/A	N/A
Mark J. Stockslager	22,500	13,050	N/A	N/A
Harry R. Alvis	26,450	13,091	N/A	N/A
George D. Shaunnessy	—	—	N/A	N/A
Jerome D. Orth	—	—	N/A	N/A
Jack M. Spurr, Jr.	—	—	N/A	N/A

(1)	We compute this value on the spread between the exercise price and the closing price of our common shares on NYSE Amex at exercise.

Long-Term Incentive Plan Awards

The Company granted awards to named executive officers during the fiscal year ended June 30, 2009 as disclosed in the Grants Of Plan-Based Awards In Last Fiscal Year on page 32 under our 2005 Equity Incentive Plan, a long-term incentive plan, as defined under applicable SEC Rules.

Pension Plan Benefits

Effective February 28, 1997, SunLink amended its domestic retirement plan to freeze participant benefits and close the plan to new participants. Accordingly, compensation earned after February 28, 1997 is not used in determining a participant’s accrued benefit. Mr. Thornton and Mr. Stockslager are participants in the plan. The estimated monthly benefits to be received by them at age 65 are $159.94 and $601.24, respectively.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Robert M. Thornton, Jr.	KRUG International Corp. Retirement Plan	2	18,784	0
Mark J. Stockslager	KRUG International Corp. Retirement Plan	8	44,370	0
Harry R. Alvis	N/A	N/A	N/A	N/A
George D. Shaunnessy	N/A	N/A	N/A	N/A
Jerome D. Orth	N/A	N/A	N/A	N/A
Jack M. Spurr, Jr.	N/A	N/A	N/A	N/A

Nonqualified Deferred Compensation

The Company does not generally offer nonqualified deferred compensation to its officers, and none of its named executive officers currently participate or have participated in any nonqualified deferred compensation plan during the past fiscal year.

Employment Contracts, Termination Of Employment And Change-In-Control Arrangements

Employment Agreements

Robert M. Thornton, Jr. Mr. Thornton, Chairman, President and Chief Executive Officer, is currently employed by the Company under the terms of an employment agreement effective July 1, 2005, as amended to date, for a term ending June 30, 2008 absent notice the contract provides for automatic renewal at the end of its then current term for a period of eighteen months. Mr. Thornton’s current employment agreement provides for a base salary at a rate of not less than $335,000 per annum effective July 1, 2005 and thereafter plus any increases that may be granted at least annually by the Company. However, based on mutual agreement, between the company and Mr. Thornton, his current salary is $330,000. Mr. Thornton is eligible to participate in the Company’s 2005 Equity Incentive Plan if equity is available thereunder and if the board decides to grant him additional equity compensation. Under his employment agreement, Mr. Thornton is also eligible to receive an annual bonus of up to sixty percent of his annual base salary if certain criteria established by the compensation committee (in consultation with him) are met. Mr. Thornton is eligible to participate in the Company’s medical, dental, life and disability programs.

Mr. Thornton’s employment agreement also provides for severance payments in the event Mr. Thornton ceases to be employed by the Company. If Mr. Thornton is terminated for death, disability or cause, he is entitled to the accrued compensation under his employment agreement, including a pro rata share of any annual bonus. If Mr. Thornton is terminated other than for death, disability or cause, he is entitled to receive severance payments equal to thirty months salary, a pro rata portion of any annual bonus for which goals have been proportionately met and continuation of certain benefits for and during the thirty months following termination.

Mark J. Stockslager. Mr. Stockslager, Chief Financial Officer, is currently employed by the Company under the terms of an employment letter effective January 1, 2001. Mr. Stockslager’s current employment letter provides for a salary of $7,333 per month or $88,000 on an annualized basis, which will be reevaluated at least annually to determine if any adjustments should be made. Currently, Mr. Stockslager’s salary is $14,438 per month or $173,250 on an annualized basis. Additionally, Mr. Stockslager is also eligible to receive an annual bonus of up to forty percent of his annual base salary if certain criteria established by the compensation committee are met. Mr. Stockslager is eligible to participate in the Company’s stock option program, as well as the Company’s medical, dental, life and disability programs. Mr. Stockslager will be entitled to severance pay by continuation of his base salary for nine months if he is terminated, other than for cause, as determined by the board of directors in its sole discretion.

Harry R. Alvis. Mr. Alvis, Chief Operating Officer, is currently employed by the Company under the terms of an employment agreement effective July 1, 2005, as amended to date for a term ending June 30, 2009 with an automatic renewal period of twelve months. Mr. Alvis’ employment agreement provides for a salary of not less than $244,000 per annum effective July 1, 2005 and thereafter, plus any increases that may be granted at least annually by the Company. Currently, Mr. Alvis’ salary is $250,100. Under his employment agreement, Mr. Alvis is eligible to participate in the Company’s 2005 Equity Incentive Plan if the board decides to grant him additional options under this Plan. Mr. Alvis is also eligible to receive an annual bonus of up to sixty percent of his annual base salary if certain criteria established by the compensation committee are met. Mr. Alvis is also eligible to participate in the Company’s medical, dental, life and disability programs.

Mr. Alvis’ employment agreement also provides for severance payments in the event Mr. Alvis ceases to be employed by the Company. If Mr. Alvis is terminated for death, disability or cause, he is entitled to the accrued compensation under the agreement, including a pro rata share of any annual bonus. If Mr. Alvis is terminated other than for death, disability or cause, he is entitled to receive severance payments equal to twelve months salary, a pro rata portion of any annual bonus for which goals have been proportionately met and continuation of certain benefits for and during 60 days following termination.

George D. Shaunnessy. Mr. Shaunnessy, President of SunLink ScriptsRx, LLC, is currently employed by the Company under the terms of an employment agreement effective April 22, 2008 for a term ending on

April 22, 2011 with an automatic renewal period of twelve months. Mr. Shaunnessy’s employment agreement provides for a base salary of $285,000 per annum, plus any increases that may be granted upon at least annual review by the Company. Under his employment agreement, Mr. Shaunnessy is eligible to receive an annual grant of stock options at the board’s discretion. Mr. Shaunnessy is also eligible to receive an annual bonus of up to sixty percent of his annual base salary if certain criteria established by the compensation committee are met. Mr. Shaunnessy is also eligible to participate in the Company’s medical, dental, life and disability programs.

Mr. Shaunnessy’s employment agreement also provides for severance payments in the event Mr. Shaunnessy ceases to be employed by the Company. If Mr. Shaunnessy is terminated for death, disability or cause, he is entitled to any earned and unpaid base salary under his employment agreement. If Mr. Shaunnessy is terminated without cause, he is entitled to any earned and unpaid base salary plus severance pay, in the amount of his annualized base salary, for the remaining current term of his employment agreement.

Jerome D. Orth. Mr. Orth, Vice President, Technical and Compliance Services, is currently employed by the Company under the terms of an employment letter effective February 1, 2001. Mr. Orth’s current employment letter provides for a salary of $10,833 per month or $130,000 on an annualized basis, which will be reevaluated at least annually to determine if any adjustments should be made. Currently, Mr. Orth’s salary is $14,333 per month or $172,000 on an annualized basis. Additionally, Mr. Orth is eligible to receive an annual bonus of up to forty percent of his base salary if certain criteria established by the compensation committee are met. Mr. Orth is eligible to participate in the Company’s stock option program, as well as the Company’s medical, dental, life and disability programs.

Jack M. Spurr, Jr. Mr. Spurr, Vice President, Hospital Financial Operations, is currently employed by the Company under the terms of an employment letter effective October 1, 2002. Mr. Spurr’s current employment letter provides for a salary of $8,333 per month or $100,000 on an annualized basis, which will be reevaluated at least annually to determine if any adjustments should be made. Currently, Mr. Spurr’s salary is $13,992 per month or $167,900 on an annualized basis. Additionally, Mr. Spurr is eligible to receive an annual bonus of up to forty percent of his base salary if certain criteria established by the compensation committee are met. Mr. Spurr is eligible to participate in the Company’s stock option program, as well as the Company’s medical, dental, life and disability programs.

Change-In-Control Arrangements

A “change-in-control” will be deemed to have occurred in the event that any of the following events shall have occurred:

•

Any Person, or Persons acting together that would constitute a “group”, together with any Affiliates or Related Persons thereof (other than any employee stock ownership plan), beneficially owns 40% or more of the total voting power of all classes of Voting Stock of the Company, except an acquisition by (i) an employee benefit plan maintained by the Company or another corporation controlled directly or indirectly by the Company; (ii) the Company or any Subsidiary; (iii) Executive or any Person controlled by an Executive, under common control with Executive or acting in concert with Executive; or (iv) any Person in connection with a non-control transaction;

•

The individuals who, as of the date of the agreement, are members of the board (the “incumbent board”) cease for any reason to constitute at least two-thirds of the board; provided, however, that if the election, or nomination for election by that company’s stockholders, of any new director was approved by a vote of at least two-thirds of the incumbent board, such new director shall, for purposes of change in control, be considered as a member of the incumbent board; provided, further, however, that no individual shall be considered a member of the incumbent board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board (a “proxy contest”) including by reason of any agreement intended to avoid or settle any Election Contest or proxy contest;

•	Approval by stockholders of SunLink of a merger, consolidation or reorganization involving the Company, unless

•

the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least two-thirds of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “surviving corporation”) in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization, and

•

the individuals who were members of the incumbent board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the surviving corporation; or

•

If the executive’s employment is terminated prior to a change-in-control and the executive reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a change in control and who effectuates a change-in-control (a “third party”) or (B) otherwise occurred in connection with, or in anticipation of, a change-in-control which actually occurs, then for all purposes, the date of a change-in-control with respect to the executive shall mean the date immediately prior to the date of such termination of the executive’s employment.

Upon a change-in-control, if Mr. Thornton’s employment is thereafter terminated for any reason other than cause or if he terminates his employment within one (1) year of the change in control, he is entitled to (a) thirty months of base pay, to be paid in accordance with the Company’s payroll practices; (b) accrued compensation, including a pro rata portion of any bonus for which goals have been proportionately met; (c) health and certain ancillary benefits for twenty-four months following termination; and (d) full vesting of any then unvested stock options.

Upon a change-in-control, if Mr. Alvis’ employment is thereafter terminated for any reason other than cause or if he terminates his employment within one (1) year of the change-in-control, he is entitled to (a) fifteen months of base pay, to be paid in accordance with the Company’s payroll practices; (b) accrued compensation, including a pro rata portion of any bonus for which goals have been proportionately met; (c) health and certain ancillary benefits for ninety days following termination; and (d) full vesting of any then unvested stock options.

Upon a change-in-control, if Mr.Stockslager’s employment is thereafter terminated for any reason other than cause or if he terminates his employment within one (1) year of the change-in-control, he is entitled to a severance equal to twelve months of base pay, to be paid in accordance with the Company’s payroll practices.

The following table sets forth certain potential benefits which would have been realized in connection with a change-in-control and termination of employment for the Company’s principal executive officer, principal financial officer and four other most highly compensated executive officers for 2009 assuming the change in control and termination occurred as of the last day of the most recently completed fiscal year.

Name and Principal Position	Continued Base Salary(1) $	Lump Sum Salary Bonus and Incentive Compensation Payment(2) $	Value of Health and Insurance Benefits(3) $	Value of Accelerated Equity Awards(4) $	Total Termination Benefits $
Robert M. Thornton, Jr. Chairman, President and Chief Executive Officer	825,000	0	25,892	0	850,892

Mark J. Stockslager Chief Financial Officer and Principal Accounting Officer	173,250	N/A	N/A	N/A	173,250

Harry R. Alvis Chief Operating Officer	312,625	0	3,237	N/A	315,862

George D. Shaunnessy President, SunLink ScriptsRx, LLC	N/A	N/A	N/A	N/A	N/A

Jerome D. Orth Vice President, Technical and Compliance Services	N/A	N/A	N/A	N/A	N/A

Jack M. Spurr, Jr. Vice President, Hospital Financial Operations	N/A	N/A	N/A	N/A	N/A

(1)	The continued base salary benefit is to be paid in accordance with the Company’s regularly scheduled pay periods over the applicable benefits period.

(2)

Calculated as a pro rata portion of any annual bonus for which goals have been proportionately met prior to termination and without regard to any requirement to be employed on payment date. Such payment shall be made after an audit of annual results in accordance with the applicable plan.

(3)

Calculated based on the lesser of aggregate premiums amounts payable and assuming the exercise of all rights of the covered individual under COBRA plus supplemental life insurance, without adjustment for inflation, multiplied by the assumed actuarial lives of the persons provided benefits or the maximum benefit period if shorter.

(4)

Calculated based on the sum of the number of accelerated option awards multiplied by the positive difference, if any, between the exercise price of such option and the market price of the Company’s common stock at June 30, 2009. All acceleratable options had an exercise price in excess of the market value of the Company’s common stock at June 30, 2009.

The following table sets forth certain potential benefits which would have been realized in connection with a termination of employment due to disability for the Company’s principal executive officer, principal financial officer and four other most highly compensated executive officers for 2009 assuming the qualifying event and termination occurred as of the last day of the most recently completed fiscal year.

Name and Principal Position	Continued Base Salary $	Lump Sum Salary Bonus and Incentive Compensation Payment(1) $	Value of Health and Insurance Benefits $	Value of Accelerated Equity Awards $	Total Termination Benefits $
Robert M. Thornton, Jr. Chairman, President and Chief Executive Officer	N/A	0	N/A	N/A	0

Mark J. Stockslager Chief Financial Officer and Principal Accounting Officer	N/A	N/A	N/A	N/A	N/A

Harry R. Alvis Chief Operating Officer	N/A	0	N/A	N/A	0

George D. Shaunnessy President, SunLink ScriptsRx, LLC	N/A	N/A	N/A	N/A	N/A

Jerome D. Orth Vice President, Technical and Compliance Services	N/A	N/A	N/A	N/A	N/A

Jack M. Spurr, Jr. Vice President, Hospital Financial Operations	N/A	N/A	N/A	N/A	N/A

(1)

Calculated as a pro rata portion of any annual bonus for which goals have been proportionately met prior to termination and without regard to any requirement to be employed on payment date. Such payment shall be made after an audit of annual results in accordance with the applicable plan.

The following table sets forth certain potential benefits which would have been realized in connection with a termination of employment due to death for the Company’s principal executive officer, principal financial officer and four other most highly compensated executive officers for 2009 assuming the qualifying event and termination occurred as of the last day of the most recently completed fiscal year.

Name and Principal Position	Continued Base Salary $	Lump Sum Salary Bonus and Incentive Compensation Payment(1) $	Value of Health and Insurance Benefits $	Value of Accelerated Equity Awards $	Total Termination Benefits $
Robert M. Thornton, Jr. Chairman, President and Chief Executive Officer	N/A	0	N/A	N/A	0

Mark J. Stockslager Chief Financial Officer and Principal Accounting Officer	N/A	N/A	N/A	N/A	N/A

Harry R. Alvis Chief Operating Officer	N/A	0	N/A	N/A	0

George D. Shaunnessy President, SunLink ScriptsRx, LLC	N/A	N/A	N/A	N/A	N/A

Jerome D. Orth Vice President, Technical and Compliance Services	N/A	N/A	N/A	N/A	N/A

Jack M. Spurr, Jr. Vice President, Hospital Financial Operations	N/A	N/A	N/A	N/A	N/A

(1)

Calculated as a pro rata portion of any annual bonus for which goals have been proportionately met prior to termination and without regard to any requirement to be employed on payment date. Such payment shall be made after an audit of annual results in accordance with the applicable plan.

The following table sets forth certain potential benefits which would have been realized in connection with a termination of employment due to termination of employment for cause for the Company’s principal executive officer, principal financial officer and four other most highly compensated executive officers for 2009 assuming the termination occurred as of the last day of the most recently completed fiscal year.

Name and Principal Position	Continued Base Salary $	Lump Sum Salary Bonus and Incentive Compensation Payment(1) $	Value of Health and Insurance Benefits $	Value of Accelerated Equity Awards $	Total Termination Benefits $
Robert M. Thornton, Jr.	N/A	0	N/A	N/A	0
Chairman, President and Chief Executive Officer

Mark J. Stockslager	N/A	N/A	N/A	N/A	N/A
Chief Financial Officer and Principal Accounting Officer

Harry R. Alvis	N/A	0	N/A	N/A	0
Chief Operating Officer

George D. Shaunnessy	N/A	N/A	N/A	N/A	N/A
President, SunLink ScriptsRx, LLC

Jerome D. Orth	N/A	N/A	N/A	N/A	N/A
Vice President, Technical and Compliance Services

Jack M. Spurr, Jr.	N/A	N/A	N/A	N/A	N/A
Vice President, Hospital Financial Operations

(1)

Calculated as a pro rata portion of any annual bonus for which goals have been proportionately met prior to termination and without regard to any requirement to be employed on payment date. Such payment shall be made after an audit of annual results in accordance with the applicable plan.

The following table sets forth certain potential benefits which would have been realized in connection with a termination of employment due to termination of employment without cause for the Company’s principal executive officer, principal financial officer and four other most highly compensated executive officers for 2009 assuming the termination occurred as of the last day of the most recently completed fiscal year.

Name and Principal Position	Continued Base Salary(1) $	Lump Sum Salary Bonus and Incentive Compensation Payment(2) $	Value of Health and Insurance Benefits(3) $	Value of Accelerated Equity Awards(4) $	Total Termination Benefits $
Robert M. Thornton, Jr.	825,000	0	32,366	0	857,366
Chairman, President and Chief Executive Officer

Mark J. Stockslager	129,938	N/A	N/A	N/A	129,938
Chief Financial Officer and Principal Accounting Officer

Harry R. Alvis	250,100	0	2,158	N/A	252,258
Chief Operating Officer

George D. Shaunnessy	515,928	N/A	N/A	N/A	515,928
President, SunLink ScriptsRx, LLC

Jerome D. Orth	N/A	N/A	N/A	N/A	N/A
Vice President, Technical and Compliance Services

Jack M. Spurr, Jr.	N/A	N/A	N/A	N/A	N/A
Vice President, Hospital Financial Operations

(1)	The continued base salary benefit is to be paid in the ordinary course over the applicable period.

(2)

Calculated as a pro rata portion of any annual bonus for which goals have been proportionately met prior to termination and without regard to any requirement to be employed on payment date. Such payment shall be made after an audit of annual results in accordance with the applicable plan.

(3)

Calculated based on the lesser of aggregate premiums amounts payable and assuming the exercise of all rights of the covered individual under COBRA plus supplemental life insurance, without adjustment for inflation, multiplied by the assumed actuarial lives of the persons provided benefits or the maximum benefit period if shorter.

(4)

Calculated based on the sum of the number of accelerated option awards multiplied by the positive difference, if any, between the exercise price of such option and the market price of the Company’s common stock at June 30, 2009. All acceleratable options, if any, had an exercise price in excess of the market value of the Company’s common stock at June 30, 2009.

ITEM 2 TO BE VOTED ON BY SHAREHOLDERS

Item 2–Ratification of Independent Registered Public Accounting Firm

Cherry, Bekaert & Holland, L.L.P. was engaged to perform the Company’s annual audit for the fiscal year ended June 30, 2009. We anticipate that representatives of Cherry, Bekaert & Holland, L.L.P. will be present at the annual meeting of shareholders to respond to appropriate questions and to make a statement if such representatives so desire.

The audit committee of the board of directors of the Company has appointed Cherry, Bekaert & Holland, L.L.P. to serve as our independent registered public accounting firm for the fiscal year beginning July 1, 2009. We are asking our shareholders to ratify the selection of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the board is submitting the selection of Cherry, Bekaert & Holland, L.L.P. to our shareholders for ratification as a matter of good corporate practice. If the selection is not ratified, the audit committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year and may periodically request proposals from other independent registered public accounting firms and as a result of such process may select Cherry, Bekaert & Holland, L.L.P. or another independent registered public accounting firm if the audit committee determines that such a change or action would be in the best interests of the company and our shareholders.

The board of directors unanimously recommends a vote “FOR” the ratification of the appointment of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm.

CERTAIN ACCOUNTING AND AUDITING MATTERS

Report Of The Audit Committee

The authority, duties and responsibilities of the audit committee of the board of directors of the Company are set forth in detail in the written audit committee charter, which was adopted by the board of directors of the Company and which complies with the applicable rules of NYSE Amex. The audit committee has three members, each of whom is independent under the applicable rules of NYSE Amex. In accordance with section 407 of the Sarbanes-Oxley Act of 2002, Mr. Ford has been identified as an “Audit Committee Financial Expert”.

The audit committee reviews and assesses the adequacy of its charter on an annual basis. A copy of the audit committee charter is available on the Company’s website at www.sunlink.com.

The audit committee is responsible for overseeing the Company’s financial reporting process on behalf of the board of directors. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the United States.

The audit committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended June 30, 2009 with management and the independent auditors. The audit committee has discussed with the independent auditors the matters required to be discussed under Standards of the Public Company Accounting Board (United States), including those matters set forth in Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications) as amended by AICPA, Professional Standards, Vol. 1 AU section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The independent auditors have provided to the audit committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the audit committee has also considered whether the independent auditors’ provision of information technology and other non-audit services to the Company is compatible with maintaining the auditors’ independence. The audit committee has concluded that the independent auditors are independent from the Company and its management.

The audit committee met six (6) times during the 2009 fiscal year. In addition, the members of the committee reviewed, and the chairperson of the committee discussed with management and the Company’s independent auditors, the interim financial information contained in each quarterly earnings release prior to the release of such information to the public.

The audit committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. In addition, the audit committee met with the Chief Executive Officer and Chief Financial Officer of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s system of disclosure controls and procedures.

In fulfilling its oversight responsibilities and as part of its review of the Company’s 2009 Annual Report, the audit committee met with the Company’s independent auditors, with and without management present, to discuss their evaluations of the Company’s internal controls as well as the overall quality of its financial reporting.

The fees paid to the Company’s auditors, Cherry, Bekaert & Holland, L.L.P., as well as the policy on pre-approval of audit and non-audit services are set forth elsewhere in this proxy statement.

As a result of the reviews and discussions with management and Cherry, Bekaert & Holland, L.L.P. referred to above, the audit committee recommended to the board and the board has approved that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2009 for filing with the Securities and Exchange Commission.

This report has been submitted by the audit committee:

C. Michael Ford (Chairperson)	Karen B. Brenner	Michael W. Hall

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933.

Policy On Pre-Approval Of Services Provided By Independent Registered Public Accounting Firm

Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the terms of the engagement of Cherry, Bekaert & Holland, L.L.P. with respect to all auditing services and non-audit services to be performed for the Company by its independent registered public accountants are subject to the specific pre-approval of the audit committee (except where such services are determined to be de minimis under the Exchange Act). All audit and permitted non-audit services to be performed by Cherry, Bekaert & Holland, L.L.P. require pre-approval by the audit committee in accordance with pre-approved procedures established by the audit committee. The audit committee may delegate to one or more designated members of the audit committee who are independent directors of the board of directors, the authority to grant such pre-approvals. The decisions of any member to whom such authority is delegated are presented to the full audit committee at the next scheduled meeting of the committee. The procedures require all proposed engagements of Cherry, Bekaert & Holland, L.L.P. for services of any kind to be directed to the Company’s Principal Accounting Officer and then submitted for approval to the audit committee prior to the beginning of any services.

In fiscal 2009, 100% of the audit fees, audit-related fees and tax fees billed by Cherry, Bekaert & Holland, L.L.P. were approved either by the audit committee or its designee. The fees billed by Cherry, Bekaert & Holland, L.L.P. that are shown in the following table for fiscal 2008 were also pre-approved by the audit committee or its designee. The audit committee has considered whether the provision of non-audit services by the Company’s independent registered public accounting firm is compatible with maintaining auditor independence and believes that the provision of such services is compatible.

Independent Registered Public Accounting Firm Fees

The following tables show the type of services and the aggregate fees billed to the Company for such services during the fiscal years ended June 30, 2009 and 2008 by SunLink’s independent registered public accounting firm, Cherry, Bekaert & Holland, L.L.P. Descriptions of the service types follow the table.

Services Rendered by Cherry, Bekaert & Holland, L.L.P.	Fiscal 2009	Fiscal 2008
Audit Fees	$360,500	$233,000
Audit-Related Fees	$143,180	$5,887
Tax Fees	$189,350	$90,055
All Other Fees	$0	$0

Audit Fees

The aggregate fees billed by Cherry, Bekaert & Holland, L.L.P. for each of the last two fiscal years include fees for professional services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and consents and assistance with and review of other documents filed with the SEC, and accounting and financial reporting consultations and other attest services and the issuance of consents.

Audit-Related Fees

The aggregate fees billed by Cherry, Bekaert & Holland, L.L.P. in each of the last two fiscal years include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. The nature of the services performed for these fees may include, among other things, employee benefit plan audits, internal control reviews, attest services not required by statute or regulation and consultations concerning financial accounting and reporting matters not classified as an audit.

Tax Fees

The aggregate fees billed by Cherry, Bekaert & Holland, L.L.P. in each of the last two fiscal years include fees for professional services rendered for tax compliance, including assisting the Company with tax audits.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of the Company and owners of more than 10% of the Company’s common shares to file an initial ownership report with the Securities and Exchange Commission and a monthly or annual report listing any subsequent change in their ownership of any of the Company’s equity securities. The Company believes, based solely on a review of the copies of those reports furnished to the Company during the past year and written representations to it that no other reports were required, that during the period from July 1, 2008 through June 30, 2009 all filing requirements have been met, except that Mr. Alvis failed to timely file a Form 4 for shares acquired on August 22, 2008, but filed a Form 4 reporting such acquisition on September 10, 2008, and Dr. Baileys failed to timely file a Form 4 for shares acquired on March 10, 2008, but filed a Form 4 reporting such acquisition on May 14, 2009.

COST OF SOLICITATION

The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxy solicitations may be made by directors, officers and employees of the Company, personally or by telephone or other means of communication, without receiving additional compensation. It is also anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS

We plan to hold our 2010 annual meeting of shareholders during the month of November. Any proposal of a shareholder intended to be presented at the 2010 annual meeting of shareholders must be received by us for inclusion in the proxy statement and form of proxy for that meeting no later than June 8, 2010, 120 days before the anniversary of the date of this proxy statement. If any proposal is submitted after that date, we are not required to include it in our proxy materials. Proposals should be submitted to the following address:

Corporate Secretary

SunLink Health Systems, Inc.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

A notice of a proposed item of business should include a description of, and the reasons for, bringing the proposed business to the meeting, any material interest of the shareholder in the business, and certain other information about the shareholder.

Under our Code of Regulations, and as SEC rules permit, shareholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting. Under these procedures, shareholders must submit the proposed nominee by delivering a notice to the Secretary of the Company at our principal executive offices. Normally, we must receive notice of a shareholder’s intention to introduce a nomination at an annual meeting not less than 50 days nor more than 75 days before the next meeting. Assuming that our 2010 Annual Meeting of Shareholders is held on November 8, 2010, we must receive notice pertaining to the 2010 Annual Meeting no earlier than August 25, 2010 and no later than September 19, 2010. However, if we give less than 60 days notice or public announcement of the annual meeting date, we must receive the notice no later than the close of business ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

If we hold a special meeting to elect directors which is with less than 60 days notice, the effect of our Code of Regulations will be that we must receive a shareholder’s notice of intention to introduce a nomination no later than the close of business ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

A notice of a proposed nomination must include certain information about the shareholder and the nominee, as well as a written consent of the proposed nominee to serve if elected.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have mailed, and posted on the Internet, our 2009 Annual Report to Shareholders in connection with this proxy solicitation. IF YOU WOULD LIKE A PHYSICAL COPY OF OUR 2009 FORM 10-K, EXCLUDING CERTAIN EXHIBITS, PLEASE CONTACT SUNLINK HEALTH SYSTEMS, INC., 900 CIRCLE 75 PARKWAY, SUITE 1120, ATLANTA, GEORGIA 30339.

OTHER MATTERS

Admission To Meeting

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, may be limited. Admission to the meeting will be on a first-come, first-served basis. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. Only shareholders as of the record date may attend the meeting. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices, cellular telephones, beepers and other electronic devices will not be permitted at the meeting.

Action On Other Matters At The Annual Meeting

At this time, we do not know of any other matters to be presented for action at the annual meeting other than those mentioned in the Notice of annual meeting of shareholders and referred to in this proxy statement. If any other matter properly comes before the meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

Shareholders are urged to date, sign and return promptly the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States, or to vote their shares via telephone or the Internet. Your cooperation will be appreciated. Your proxy will be voted, with respect to the matters identified thereon, in accordance with any specifications on the proxy.

SUNLINK HEALTH SYSTEMS, INC.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

(770) 933-7000

NYSE Amex: SSY

www.sunlinkhealth.com

sunlink@sunlinkhealth.com

PROXY VOTING INSTRUCTIONS

SUNLINK HEALTH SYSTEMS, INC. 900 CIRCLE 75 PARKWAY SUITE 1120 ATLANTA, GEORGIA 30339

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

    M17561-P85121                                         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUNLINK HEALTH SYSTEMS, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” IN THE ELECTION OF DIRECTORS AND “FOR” RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors

1. To elect four (4) directors to the Board of Directors to serve for a two-year term and until their successors are elected and qualified.		☐	☐	☐

Nominees:
01) Robert M. Thornton, Jr.	03) Michael W. Hall
02) Dr. Steven J. Baileys	04) Gene E. Burleson

Vote on Proposal					For	Against	Abstain

2. To ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm for fiscal year 2010.					☐	☐	☐

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR ALL” IN THE ELECTION OF DIRECTORS AND “FOR” RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please indicate if you plan to attend this meeting.		Yes ☐	No ☐

NOTE:   Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M17562-P85121

ANNUAL MEETING OF SHAREHOLDERS OF

SUNLINK HEALTH SYSTEMS, INC.

November 9, 2009

P	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS.

R

The undersigned hereby appoints Robert M. Thornton, Jr. and Karen B. Brenner, and either of them, with power of substitution to each, the proxies of the undersigned to vote the common stock of the undersigned at the annual meeting of shareholders of SUNLINK HEALTH SYSTEMS, INC. to be held on November 9, 2009, at 10:00 a.m. at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339 and any adjournments or postponements thereof, as indicated on the reverse side of this proxy card with respect to the proposal set forth in the proxy statement, and in their discretion upon any matter that may properly come before the annual meeting or any adjournments or postponements thereof. The undersigned hereby revokes any previously submitted proxies.

O
X
Y

(To be signed, dated and voted on reverse side.)